EXHIBIT 2.1 DESCRIPTION OF SECURITIES REGISTERED UNDER SECTION 12 OF THE EXCHANGE ACT

As of 31 December 2024 ING Groep N.V. (“ING,” the “Company,” “we,” “us,” and “our”) had the following series of securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
American Depositary Shares	ING	New York Stock Exchange
Ordinary shares		New York Stock Exchange(i)
3.950% Fixed Rate Senior Notes due 2027	ING27	New York Stock Exchange
4.550% Fixed Rate Senior Notes due 2028	ING28	New York Stock Exchange
4.050% Fixed Rate Senior Notes due 2029	ING29	New York Stock Exchange
1.726% Callable Fixed-to-Floating Rate Senior Notes due 2027	ING27A	New York Stock Exchange
2.727% Callable Fixed-to-Floating Rate Senior Notes due 2032	ING32	New York Stock Exchange
Callable Floating Rate Senior Notes due 2027	ING27B	New York Stock Exchange
3.869% Callable Fixed-to-Floating Rate Senior Notes due 2026	ING26	New York Stock Exchange
4.017% Callable Fixed-to-Floating Rate Senior Notes due 2028	ING28A	New York Stock Exchange
4.252% Callable Fixed-to-Floating Rate Senior Notes due 2033	ING33	New York Stock Exchange
Callable Floating Rate Senior Notes due 2026	ING26A	New York Stock Exchange
6.083% Callable Fixed-to-Floating Rate Senior Notes due 2027	ING27C	New York Stock Exchange
Callable Floating Rate Senior Notes due 2027	ING27D	New York Stock Exchange
6.114% Callable Fixed-to-Floating Rate Senior Notes due 2034	ING34	New York Stock Exchange
5.335% Callable Fixed-to-Floating Rate Senior Notes due 2030	ING30	New York Stock Exchange
5.550% Callable Fixed-to-Floating Rate Senior Notes due 2035	ING35	New York Stock Exchange
1Not for trading, but only in connection with the registration of American Depositary Shares representing such ordinary shares, pursuant to the requirements of the Securities and Exchange Commission.
Capitalized terms used but not defined herein have the meanings given to them in ING’s annual report on Form 20-F for the fiscal year ended 31 December 2024.
ORDINARY SHARES
The general meeting of shareholders of ING is referred to as the “General Meeting,” which term refers to both the body consisting of shareholders and other persons entitled to vote as well as the meeting of shareholders and other persons entitled to attend meetings. This section summarizes the material terms of our ordinary shares, including summaries of certain provisions of our articles of association and applicable
Dutch law in effect on the date hereof. They do not, however, describe every aspect of the ordinary shares, the articles of association or Dutch law. References to provisions of our Articles of Association are qualified in their entirety by reference to the full articles of association, an English translation of which has been filed as an exhibit to the Form 6-K filed on 17 May 2022, as Exhibit 99.1.
General
As at 31 December 2024, our authorized share capital was divided into 9,142,000,000 ordinary shares, with a nominal value of EUR 0.01 per ordinary share and 4,571,000,000 cumulative preference shares with a nominal value of EUR 0.01 per cumulative preference share. The ordinary shares and the cumulative preference shares are each in registered form. The outstanding ordinary shares are fully paid and non-assessable. As at 31 December 2024, 3,147,391,173 ordinary shares were issued and outstanding. In addition, as at 31 December 2024, no cumulative preference shares were issued and outstanding.
Articles of Association
ING is a holding company organised under the laws of the Netherlands. Its object and purpose, as set forth in article 3 of its Articles of Association, is to participate in, manage, finance, furnish personal or real security for the obligations of and provide services to other enterprises and institutions of any kind, but in particular enterprises and institutions which are active in the field of lending, the financial markets, investment and/or other financial services, and to engage in any activity which may be related or conducive to the foregoing. ING is registered under file number 33231073 with the Trade Register of the Chamber of Commerce and the Articles of Association are available there and on ING’s website.
Certain Powers of Directors
The Supervisory Board determines the remuneration of the members of the Executive Board within the framework of the remuneration policy adopted by the General Meeting. The remuneration of members of the Supervisory Board is determined by the General Meeting and does not depend on the results of ING Group. Without prejudice to their voting rights they may have if they are a shareholder of ING, neither members of the Executive Board nor members of the Supervisory Board will vote on remuneration for themselves or any other member of their body.
During the term of their office, members of the Supervisory Board are not allowed to borrow or to accept guarantees from ING or any of its subsidiaries. Loans that already exist upon appointment as a member of the Supervisory Board however, may be continued. Subsidiaries of ING however, may in the ordinary course of their business and on terms that apply to employees, provide certain other banking and financial services to members of the Supervisory Board with due observance of the applicable company policies provided that loans, guarantees and the like are subject to the approval of the Supervisory Board, which has delegated its approval authority to its Chairperson and the Vice-Chairperson. Banking and financial services provided to members of the Supervisory Board may include services in which the granting of credit is of a secondary nature, e.g. credit cards and overdrafts in current accounts for which provision Supervisory Board approval is not required. Members of the Supervisory Board and members of the Executive Board with a conflict of interest may not participate in the decision-making with respect to the matter or transaction to which the conflict of interest relates, and the votes of such members shall not be taken into account.
The Articles of Association do not contain any age limits for retirement of the members of the Executive Board and members of the Supervisory Board. The retirement age for members of the Executive Board under the (Dutch) pension plan is the first day of the month that the individual reaches the age of 67 and 3 months.
Members of the Executive Board are appointed by the General Meeting for a term of four years and may be reappointed.
Supervisory Board members shall be nominated for appointment for a maximum of four years and may be reappointed once for another four-year period. Supervisory Board members may be nominated for reappointment for an additional period of two years, which period may subsequently be extended by at most two years. The Supervisory Board may deviate from the above in special circumstances at its discretion.
Both members of the Executive Board and members of the Supervisory Board are appointed from a binding nomination by the Supervisory Board. The General Meeting may declare the nomination non-binding by a resolution passed by an absolute majority of the votes cast, which majority represents more than half of the issued share capital.
Restrictions on share ownership
As of 31 December 2024, there were no limitations under Dutch law or the Articles of Association on the right to own Ordinary Shares, including the right of non-Dutch nationals or residents rights to hold or exercise voting rights.
General meeting
Frequency and agenda of general meetings
ING’s Annual General Meeting (AGM) is normally held each year in April or May to discuss the course of business in the preceding financial year on the basis of the reports prepared by the Executive Board and the Supervisory Board, and to decide on:
•The distribution of dividends or other distributions;
•The appointment and/or reappointment of members of the Executive Board and the Supervisory Board;
•Any other items requiring shareholder approval pursuant to Dutch law; and
•Any other matters proposed by the Supervisory Board, the Executive Board or shareholders in accordance with the Articles of Association.
Main powers of the general meeting
The main topics on which the General Meeting decides are:
•the appointment of the Executive Board and members of the Supervisory Board, subject to a binding nomination or a proposal of the Supervisory Board;
•The suspension and dismissal of members of the Executive Board and members of the Supervisory Board;
•the adoption of the financial statements (annual accounts);
•the declaration of dividends, subject to the power of the Executive Board to allocate part or all of the profits to the reserves – with approval of the Supervisory Board – and the declaration of other distributions, subject to a proposal by the Executive Board and approved by the Supervisory Board;
•the appointment / reappointment of the external auditor;
•an amendment of the Articles of Association, a legal merger, demerger or conversion of ING Group, and winding-up of ING Group, all subject to a proposal made by the Executive Board with approval of the Supervisory Board;
•the issuance of shares or rights to subscribe for shares, the restriction or exclusion of pre-emptive rights of shareholders, and delegation of these powers to the Executive Board, subject to a proposal by the Executive Board that has been approved by the Supervisory Board;
•the authorisation of a repurchase of outstanding shares and/or a cancellation of shares.
Notice
ING Group convenes its general meetings by public notice via ing.com at least 42 days before the day of the general meeting. All information relevant for shareholders is then made available via ing.com. This information includes the notice of the general meeting, the place and time of the meeting, instructions on how to attend the meeting and exercise voting rights, the agenda, the explanatory notes to the agenda including the verbatim text of the proposals, as well as the Annual Report.
This period can be shortened to 10 days if i) ING Group meets the criteria for early intervention measures, ii) going into resolution can be avoided by means of a capital increase and iii) a general meeting would be required to enable ING Group to issue the required number of shares.
Proposals by shareholders
Shareholders who individually or jointly represent at least one percent of the issued capital may propose items for the agenda of a general meeting. Such proposals should be adequately substantiated under applicable Dutch law.

Shareholders have the opportunity to contact ING about the general meeting, via a dedicated webpage on ing.com.
Record date
The record date for attending a general meeting and voting on proposals at that general meeting is the 28th day before the day of the general meeting. Only those holding shares on the record date may attend the General Meeting and may participate, vote and exercise any other rights attached to their shares in the General Meeting, regardless of any subsequent sale or purchase of shares. The record date is published in the notice for the general meeting. If a shortened notice period of 10 days is applicable (see ‘Notice’ above), the record date is two days after the convocation date.
In accordance with US requirements, the depositary sets a record date for the American Depositary Receipts (ADRs), which determines which American Depositary Receipts (ADRs) holders are entitled to give voting instructions. This record date can differ from the record date set by ING Group for shareholders.
Attendance
Shareholders may attend a general meeting or may grant a proxy in writing to a third party to attend the meeting and to vote on their behalf. For logistical reasons, attending the general meeting is subject to the requirement that ING Group is notified by its shareholders in advance on how they will attend. Instructions to that effect are included in the notice for the general meeting.
General meetings are webcast on www.ing.com, so that shareholders who could not attend the general meeting in person can follow the meeting online.
Voting rights on shares
Each share entitles the holder to cast one vote at the general meeting. The Articles of Association do not restrict the voting rights on any class of shares. ING Group is not aware of any agreement that restricts voting rights on any class of its shares.
Proxy voting facilities
ING Group provides proxy voting facilities to its investors via ing.com and solicits proxies from its ADR holders in line with common practice in the US.
ING Group uses the 'Evote by ING' platform, an online facility through which shareholders can register for a meeting or appoint a proxy.
Also, proxy voting forms are made available on ing.com. By returning the form, shareholders give a proxy to an independent proxy holder (a public notary registered in the Netherlands) to vote on their behalf, in accordance with instructions expressly given on the proxy form. Submitting these forms is subject to additional conditions as specified on such forms.
ING Group will send an electronic confirmation of receipt of the votes to the person that casts the vote. In addition, on request made within three months from the date of the general meeting, ING Group will confirm to the shareholder or a third person designated by the shareholder that the shareholder’s votes have been validly recorded and counted by ING Group, if this information is not already available to the shareholder directly.
Reporting
Resolutions adopted at a general meeting are generally published on ing.com within one week following the meeting. In accordance with the DCGC, the draft minutes of the general meeting are made available to shareholders on ing.com no later than three months after the meeting. Shareholders then have three months to react to the draft minutes. After that, the minutes are adopted by the chair of the meeting and by a shareholder appointed by that meeting and are made available on ing.com. As an alternative to minutes, a notarial record of the proceedings of the general meeting can be made.
Shares and shareholdings
Capital structure
ING Group’s authorised share capital consists of ordinary shares and cumulative preference shares. Cumulative preference shares give right to a dividend based on a percentage of the amount paid-up on such cumulative preference share. The Executive Board shall determine with approval of the Supervisory Board what part of the remaining profits are appropriated to the reserves. The remaining profits are at the disposal of the General Meeting. The ordinary shares rank pari passu with each other. ING Group’s ordinary shares are listed on Euronext Amsterdam and Brussels. ADRs are listed on NYSE and administered by depositary JP Morgan Chase.
Currently, only ordinary shares are issued and a call option to acquire cumulative preference shares has been granted to Stichting Continuïteit ING (ING Continuity Foundation).
ING Group’s authorised capital is the maximum amount of capital allowed to be issued under the terms of the Articles of Association. New shares in excess of this amount can only be issued if the Articles of Association are amended.
Issuance of shares

Shares may be issued following a resolution by the general meeting. The general meeting may resolve to delegate this authority to another body for a period of time not exceeding five years. Each year, a proposal is made to the general meeting to delegate authority to the Executive Board to issue new ordinary shares or to grant rights to subscribe to new ordinary shares, both with and without pre-emptive rights for existing shareholders. On 22 April 2024 the General Meeting authorised the Executive Board to issue new ordinary shares (including the granting of rights to subscribe for ordinary shares, such as warrants or in connection with convertible debt instruments) for a period of 18 months, ending on 22 October 2024, subject to the following conditions and limits:
•No more than 40 percent* of the issued share capital in connection with a rights issue, being a share offering to all shareholders in proportion to their existing holdings of ordinary shares. However, the Executive Board and Supervisory Board may exclude or restrict pre-emptive rights of existing shareholders if deemed necessary or practical.
•No more than 10 percent of the issued share capital, with or without pre-emptive rights of existing shareholders.
* ING has benchmarked the level of 40% and this is in line with the practice of other large financial and globally active corporates.
This authorisation supersedes and renews the authorisation granted by the General Meeting on 24 April 2023. Specific approval by the general meeting is required for any share issuance exceeding these limits.
The purpose of this share issue authorisation is to delegate to the Executive Board the power to issue new ordinary shares, without first having to obtain the consent of the General Meeting. This authorisation gives ING Group flexibility in managing its capital resources, including regulatory capital, while taking into account shareholders’ interests to prevent dilution of their shares. In particular, it enables ING Group to respond promptly to developments in the financial markets, should circumstances require. The Executive Board and Supervisory Board consider it in the best interest of ING Group to have the flexibility this authorisation provides.
This authorisation may be used for any purpose, including but not limited to strengthening capital, financing, mergers or acquisitions. However, the authorisation to issue ordinary shares by way of rights issue cannot be used for mergers or acquisitions on a share-for-share basis as this is incompatible with the concept of pre-emptive rights for existing shareholders.
In line with market practice, ING Group currently intends to include the following categories of shareholders in such a rights issue:
i.Qualified and retail investors in the Netherlands and the US (SEC registered offering).
ii.Qualified investors in EU member states (and potentially the UK).
iii.Retail investors in EU member states (and potentially the UK) where ING has a significant retail investor base, provided that it is feasible to meet local requirements (in ING’s 2009 rights offering, shares were offered to existing shareholders in Belgium, France, Germany, Luxembourg, Spain and the UK, where ING believed the vast majority of retail investors were located at that time).
iv.Qualified or institutional investors in Canada and Australia.
Retail investors in Canada and Australia and investors in Japan will not be included in such a share offering.
Shareholders who are not allowed, do not elect, or are unable to subscribe to a rights offering, are entitled to sell their rights in the market or receive any net financial benefit upon completion of a rump offering after the exercise period has ended.
The share issue authorisation that will be proposed to the 2024 General Meeting will be similar to the current applicable authorisation described above.
Transfer of shares and transfer restrictions
Shares not included in the Securities Giro Transfer system are transferred by means of a deed of transfer between the transferor and the transferee. To become effective, ING Group has to acknowledge the transfer, unless ING Group itself is a party to the deed of transfer. The Articles of Association do not restrict the transfer of ordinary shares, whereas the transfer of cumulative preference shares is subject to prior approval of the Executive Board. ING Group is not aware of the existence of any agreement pursuant to which the transfer of ordinary shares or American Depositary Receipts (ADRs) for such shares is restricted.
Shares that are included in the Securities Giro Transfer system are transferred in accordance with the Securities Giro Transfer Act (Wet Giraal Effectenverkeer). A shareholder, who wishes to transfer such shares, must instruct the securities intermediary where its shares are administered accordingly.
Acquisitions of shares
ING Group may acquire fully paid-up ordinary shares in its own share capital. Although the power to acquire shares is vested in the Executive Board and subject to the approval of the Supervisory Board, prior authorisation from the General Meeting is required for these acquisitions if a consideration is payable. Each year, a proposal is made to the General Meeting to authorise the acquisition of shares by the Executive Board for a period of 18 months. On 22 April 2024, the general meeting authorised the Executive Board to acquire ordinary shares in ING Group in the name of ING Group, upon approval of the Supervisory Board, for a period of 18 months, ending on 22 October 2025, subject to the following conditions and limits:
•the nominal value of the ordinary shares in ING Group, which are acquired, held or pledged in favour of ING Group or are held by its subsidiaries for their own account, will not exceed 20 percent of the issued share capital of ING Group as at 22 April 2022.

•The nominal value of the ordinary shares in ING Group, which are held in favour of ING Group or are held by its subsidiaries for their own account, will not exceed 10 percent of the issued share capital of ING Group as at 22 April 2024;
•the purchase price will not be lower than than € 0.01 per share and not higher than 110% of the opening price of ING Group’s ordinary shares on Euronext Amsterdam on the day of the purchase or on the preceding day of stock market trading.

This authorisation supersedes and renews the authorisation granted by the General Meeting on 24 April 2023. Following this resolution, in May 2024 ING announced a share buyback programme for a maximum amount of €2.5 billion, and in October 2024 ING announced a share buyback programme for a maximum amount of €2 billion.
Cancellation of shares
At the 2024 AGM, the General Meeting adopted the proposal to reduce the issued share capital of ING Group by cancelling ordinary shares acquired by ING Group in its own share capital up to a maximum the number of shares that have been acquired by ING Group pursuant to the authorisation to acquire shares in its own capital granted on 22 April 2024. The number of shares to be cancelled under this resolution shall be determined by the Executive Board. The cancellation may be executed in one or more tranches. The capital reduction will take place with due observance of the applicable laws and regulations and the Articles of Association.
Following this resolution, the Executive Board resolved to cancel the 194,812,543 ordinary shares that were acquired in the share buyback programme that was completed on 5 February 2024, and the Executive Board resolved to cancel the 155,990,753 ordinary shares that were acquired in the share buyback programme that was completed on 11 October 2024.
Special rights of control
No special rights of control referred to in Article 10 of the directive of the European Parliament and the Council on takeover bids (2004/25/EC) are attached to any share.
Obligations to disclose shareholdings
Pursuant to the Dutch Financial Supervision Act, shareholders and holders of American Depository Receipts (ADRs) of ING Group are required to provide an update on their holdings to the Dutch Authority for the Financial Markets (AFM) once their capital interest or voting rights reaches, exceed or falls below the threshold levels of 3%, 5%, 10%, 15%, 20%, 25%, 30%, 40%, 50%, 60%, 75% or 95%.
A notification requirement also applies if a person’s capital interest or voting rights reaches, exceeds or falls below the above-mentioned thresholds as a result of a change in ING’s total issued share capital or voting rights. Such notification must be made no later than the fourth trading day after the AFM has published ING’s notification of the change in its issued share capital. The notification will be recorded in a public register that is held by the AFM and published on afm.nl/en/.
Based on filings to the AFM (Dutch Financial Markets Authority), and to the best of our knowledge, on 31 December 2024 shareholders and investors with (potential) holdings of 3% or more were BlackRock Inc. and Capital Research and Management Company.
In addition, any person who acquires or disposes of a net short position relating to the issued share capital of ING Group, whether by a transaction in shares or ADRs, or by a transaction creating or relating to any financial instrument where the effect or one of the effects of the transaction is to confer a financial advantage on the person entering into that transaction in the event of a change in the price of such shares or ADRs, is required to notify the AFM if, as a result of such acquisition or disposal, the person’s net short position reaches, exceeds or falls below 0.1% of the issued share capital of ING Group and each 0.1% above that. Each reported net short position equal to 0.5% of the issued share capital of ING Group and any subsequent increase of that position by 0.1% will be made public via the short selling register on afm.nl/en/.
ING Continuity Foundation
The ING Continuity Foundation is a foundation organised under the laws of the Netherlands and was founded on 22 January 1991. According to its articles of association, the statutory goal of the ING Continuity Foundation is to protect and to safeguard the independence, continuity and identity of ING. If the board of the ING Continuity Foundation (the Board) believes the independence, continuity or the identity of ING is at risk, the ING Continuity Foundation is entitled to acquire newly issued cumulative preference shares in the capital of ING, provided that, following the issue, the number of cumulative preference shares issued may be no more than one third of the total number of shares issued. This entitlement is vested in the Articles of Association. On acquisition of cumulative preference shares, at least 25 percent of the nominal value must be paid on said shares.
Declaration of no objection
A declaration of no objection from the ECB must be obtained by anyone wishing to acquire or hold a participating interest of at least 10% in ING Group and to exercise control attached to such a participating interest. Similarly, on the basis of indirect change of control statutes in the various jurisdictions where subsidiaries of ING Group are operating, permission from, or notification to, local regulatory authorities may be required for the acquisition of a substantial interest in ING Group.

DEBT SECURITIES
Each series of notes listed on the New York Stock Exchange and set forth on the cover page to ING’s annual report on Form 20-F for the year ended December 31, 2024 has been issued by ING. Each of these series of notes was issued pursuant to an effective registration statement and a related prospectus and prospectus supplement setting forth the terms of the relevant series of notes.
The following table sets forth the dates of the registration statements, dates of the base prospectuses and dates of issuance for each relevant series of notes (the “Notes”).

Series	Registration Statement	Date of Base Prospectus	Date of Issuance
3.950% Fixed Rate Senior Notes due 2027	333-202880	March 21, 2017	March 29, 2017
4.550% Fixed Rate Senior Notes due 2028	333-227391	September 18, 2018	October 2, 2018
4.050% Fixed Rate Senior Notes due 2029	333-227391	September 18, 2018	April 9, 2019
1.726% Callable Fixed-to-Floating Rate Senior Notes due 2027	333-248407	September 4, 2020	April 1, 2021
2.727% Callable Fixed-to-Floating Rate Senior Notes due 2032	333-248407	September 4, 2020	April 1, 2021
Callable Floating Rate Senior Notes due 2027	333-248407	September 4, 2020	April 1, 2021
3.869% Callable Fixed-to-Floating Rate Senior Notes due 2026(1)	333-348407	September 4, 2020	March 21, 2022
4.017% Callable Fixed-to-Floating Rate Senior Notes due 2028(1)	333-248407	September 4, 2020	March 21, 2022
4.252% Callable Fixed-to-Floating Rate Senior Notes due 2033(1)	333-248407	September 4, 2020	March 21, 2022
Callable Floating Rate Senior Notes due 2026(1)	333-248407	September 4, 2020	March 21, 2022
6.083% Callable Fixed-to-Floating Rate Senior Notes due 2027(2)	333-266516	August 19, 2022	September 11, 2023
Callable Floating Rate Senior Notes due 2027(2)	333-266516	August 19, 2022	September 11, 2023
6.114% Callable Fixed-to-Floating Rate Senior Notes due 2034(2)	333-266516	August 19, 2022	September 11, 2023
5.335% Callable Fixed-to-Floating Rate Senior Notes due 2030(3)	333-266516	August 19, 2022	March 19, 2024
5.550% Callable Fixed-to-Floating Rate Senior Notes due 2035(3)	333-266516	August 19, 2022	March 19, 2024
(1) The 3.869% Callable Fixed-to-Floating Rate Senior Notes due 2026, the 4.017% Callable Fixed-to-Floating Rate Senior Notes due 2028, the 4.252% Callable Fixed-to-Floating Rate Senior Notes due 2033 and the Callable Floating Rate Senior Notes due 2026 (together, the “2022 issued Notes”).
(2) The 6.083% Callable Fixed-to-Floating Rate Senior Notes due 2027, the Callable Floating Rate Senior Notes due 2027 and the 6.114% Callable Fixed-to-Floating Rate Senior Notes due 2034 (together, the “2023 Issued Notes”).
(3) The 5.335% Callable Fixed-to-Floating Rate Senior Notes due 2030 and the 5.550% Callable Fixed-to-Floating Rate Senior Notes due 2035 (together, the “2024 Issued Notes”).
The following description of our Notes is a summary and does not purport to be complete and is qualified in its entirety by the full terms of the Notes.

Description of the Fixed Rate Notes
The fixed rate notes set forth in the table below (the “fixed rate notes”) were issued in the aggregate principal amount, and unless previously redeemed and cancelled will mature on the Maturity Date and will bear interest at the rate per annum, set forth in the table below:

	Aggregate Principal Amount	Maturity Date	Fixed Interest Rate
2027 notes ................................................	$1,500,000,000	March 29, 2027	3.950%
2028 notes ................................................	$1,250,000,000	October 2, 2028	4.550%
2029 notes ................................................	$1,000,000,000	April 9, 2029	4.050%
Interest on the fixed rate notes will be payable semi-annually in arrear on the Fixed Rate Interest Payment Dates, commencing on the First Fixed Rate Interest Payment Date, set forth in the table below:

	Fixed Rate Interest Payment Dates	First Fixed Rate Interest Payment Date
2027 notes.......................................................	March 29 and September 29 of each year	September 29, 2017
2028 notes.......................................................	April 2 and October 2 of each year	April 2, 2019
2029 notes.......................................................	April 9 and October 9 of each year	October 9, 2019
The regular record dates for the fixed rate notes will be the Business Day immediately preceding each Fixed Rate Interest Payment Date (or, if the fixed rate notes are held in definitive form, the 15th Business Day preceding each Fixed Rate Interest Payment Date).
If any scheduled Fixed Rate Interest Payment Date is not a Business Day, we will pay interest on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the scheduled Fixed Rate Interest Payment Date. If the Maturity Date or date of redemption or repayment is not a Business Day, we may pay interest and principal and/or any amount payable upon redemption of the fixed rate notes on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after such Maturity Date or date of redemption or repayment. Interest on the fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months.
Description of the Callable Fixed-to-Floating and the Callable Floating Rate Notes
The callable fixed-to-floating rate senior notes set forth in the table below (the “fixed-to-floating notes”) and the callable floating rate Notes (the “callable floating rate notes”) were issued in the applicable aggregate principal amount, and unless previously redeemed and cancelled, will mature on the applicable Maturity Date and, from (and including) the Issue Date to (but excluding) the applicable Call Date (the “Fixed Rate Period”), will bear interest at the applicable Fixed Interest Rate per annum (except for the callable floating rate notes, in which case the Fixed Interest Period is not applicable) as set forth in the table below:

	Aggregate Principal Amount	Maturity Date	Fixed Interest Rate	Call Date
2027 fixed-to-floating rate notes ................................	$1,100,000,000	April 1, 2027	1.726%	April 1, 2026
2032 fixed to-floating rate notes ................................	$750,000,000	April 1, 2032	2.727%	April 1, 2031
2026 fixed-to-floating rate notes ................................	$1,250,000,000	March 28, 2026	3.869%	March 28, 2025
2028 fixed-to-floating rate notes ................................	$1,250,000,000	March 28, 2028	4.017%	March 28, 2027
2033 fixed-to-floating rate notes ................................	$1,000,000,000	March 28, 2033	4.252%	March 28, 2032
2027 fixed-to-floating rate notes................................	$1,250,000,000	September 11, 2027	6.083%	September 11, 2026
2034 fixed-to-floating rate notes................................	$1,250,000,000	September 11, 2034	6.114%	September 11, 2033
2030 fixed-to-floating rate notes................................	$1,500,000,000	March 19, 2030	5.335%	March 19, 2029
2035 fixed-to-floating rate notes................................	$1,500,000,000	March 19, 2035	5.550%	March 19, 2034
2027 callable floating rate notes ................................	$400,000,000	April 1, 2027	N/A	April 1, 2026
2026 callable floating rate notes ................................	$500,000,000	March 28, 2026	N/A	March 28, 2025
2027 callable floating rate notes...............................	$500,000,000	September 11, 2027	N/A	September 11, 2026
From (and including) the applicable Call Date (or the Issue Date in the case of the callable floating rate notes) to (but excluding) the applicable Maturity Date, each of the fixed-to- floating notes and callable floating rate notes will bear interest at the applicable rate per annum equal to the applicable Floating Interest Rate set forth in the table below:

Floating Interest Rate
2027 fixed-to-floating notes ..........................
The sum of (A) the SOFR Index Average (as defined below), as determined, with respect to each Floating Rate Interest Period (as defined below), on the applicable Floating Rate Interest Determination Date (as defined below), and (B) 1.005% per annum, provided that the Floating Interest Rate with respect to any Floating Rate Interest Period shall be subject to a minimum rate per annum of 0.00% (the “Minimum Rate”).

2032 fixed-to-floating notes ..........................
The sum of (A) the SOFR Index Average, as determined, with respect to each Floating Rate Interest Period, on the applicable Floating Rate Interest Determination Date, and (B) 1.316% per annum, subject to the Minimum Rate.

2026 fixed-to-floating rate notes ..................	The sum of (A) the SOFR Index Average, as determined, with respect to each Floating Rate Interest Period, on the applicable Floating Rate Interest Determination Date, and (B) 1.640% per annum, subject to the Minimum Rate.
2028 fixed-to-floating rate notes ..................	The sum of (A) the SOFR Index Average, as determined, with respect to each Floating Rate Interest Period, on the applicable Floating Rate Interest Determination Date, and (B) 1.830% per annum, subject to the Minimum Rate.
2033 fixed-to-floating rate notes ..................	The sum of (A) the SOFR Index Average, as determined, with respect to each Floating Rate Interest Period, on the applicable Floating Rate Interest Determination Date, and (B) 2.070% per annum, subject to the Minimum Rate.
2027 fixed-to-floating rate notes ..................	The sum of (A) the SOFR Index Average, as determined, with
respect to each Floating Rate Interest Period, on the applicable Floating Rate Interest Determination Date, and
(B) 1.560% per annum, subject to the Minimum Rate.

2034 fixed-to-floating rate notes ..................	The sum of (A) the SOFR Index Average, as determined, with
respect to each Floating Rate Interest Period, on the applicable Floating Rate Interest Determination Date, and
(B) 2.090% per annum, subject to the Minimum Rate.

2030 fixed-to-floating rate notes..................	The sum of (A) the SOFR Index Average, as determined, with
respect to each Floating Rate Interest Period, on the applicable Floating Rate Interest Determination Date, and
(B) 1.440% per annum, subject to the Minimum Rate.

2035 fixed-to-floating rate notes...................	The sum of (A) the SOFR Index Average, as determined, with
respect to each Floating Rate Interest Period, on the applicable Floating Rate Interest Determination Date, and
(B) 1.770% per annum, subject to the Minimum Rate.

2027 callable floating rate notes ...................	The sum of (A) the SOFR Index Average, as determined, with respect to each Floating Rate Interest Period, on the applicable Floating Rate Interest Determination Date, and (B) 1.010% per annum, subject to the Minimum Rate.

2026 callable floating rate notes ...................	The sum of (A) the SOFR Index Average, as determined, with respect to each Floating Rate Interest Period, on the applicable Floating Rate Interest Determination Date, and (B) 1.640% per annum, subject to the Minimum Rate.
2027 callable floating rate notes ...................	The sum of (A) the SOFR Index Average, as determined, with
respect to each Floating Rate Interest Period, on the applicable Floating Rate Interest Determination Date, and
(B) 1.560% per annum, subject to the Minimum Rate.

The “SOFR Index Average” for each Floating Rate Interest Period shall be equal to the value of the SOFR rates for each day during the relevant Floating Rate Interest Period as calculated by the Calculation Agent.
The “Floating Rate Period” shall be (i) for each series of fixed-to-floating rate notes, the period from (and including) the applicable Call Date to (but excluding) the applicable Maturity Date and (ii) for each series of callable floating rate notes, the period from (and including) the Issue Date to (but excluding) the applicable Maturity Date.
With respect to the applicable Fixed Rate Period, (i) interest on each of the 2027 fixed-to-floating rate notes due April 1, 2027 and the 2032 fixed-to-floating rate notes will be payable semi-annually in arrear on April 1 and October 1 of each year, commencing on October 1, 2021, and ending on (and including) the applicable Call Date, (ii) interest on each of the 2026, 2028 and 2033 fixed-to-floating rate notes will be payable semi-annually in arrear on March 28 and September 28 of each year, commencing on September 28, 2022, and ending on (and including) the applicable Call Date, (iii) interest on each of the 2027 fixed-to-floating rate notes due September 11, 2027 and the 2034 fixed-to-floating rate notes will be payable semi-annually in arrear on March 11 and September 11 of each year, commencing on March 11, 2024, and ending on (and including) the applicable Call Date and (iv) interest on each of 2030 fixed-to-floating rate notes and 2035 fixed-to-floating rate notes will be payable semi-annually in arrear on March 19 and September 19 of each year, commencing on September 19, 2024 and ending on (and including) the applicable Call Date (each a “Fixed Rate Interest Payment Date”); provided that if any Fixed Interest Payment Date would fall on a day that is not a Business Day (as defined below), the related payment of interest will be made on the next succeeding Business Day as if made on the date that such payment was due, and no interest will accrue on such amount payable during the period from and after the applicable Fixed Rate Interest Payment Date.
With respect to the applicable Floating Rate Period (i) interest on the 2027 fixed-to-floating notes due April 1, 2027 will be payable quarterly in arrear on July 1, 2026, October 1, 2026, January 1, 2027 and the applicable Maturity Date, (ii) interest on the 2032 fixed-to-floating notes will be payable quarterly in arrear on July 1, 2031, October 1, 2031, January 1, 2032 and the applicable Maturity Date, (iii) interest on the 2026 fixed-to-floating notes will be payable quarterly in arrear on June 28, 2025, September 28, 2025, December 28, 2025 and the applicable Maturity Date, (iv) interest on the fixed-to-floating 2028 notes will be payable quarterly in arrear on June 28, 2027, September 28, 2027, December 28, 2027 and the applicable Maturity Date, (v) interest on the 2033 fixed-to-floating notes will be payable quarterly in arrear on June 28, 2032, September 28, 2032, December 28, 2032 and the applicable Maturity Date, (vi) interest on the 2027 fixed-to-floating notes due September 11, 2027 will be payable quarterly in arrear on December 11, 2026, March 11, 2027, June 11, 2027 and the applicable Maturity Date, (vii) interest on the 2034 fixed-to-floating notes will be payable quarterly in arrear on December 11, 2033, March 11, 2034, June 11, 2034 and the applicable Maturity Date, (viii) interest on the 2030 fixed-to-floating rate notes will be payable quarterly in arrear on June 19, 2029, September 19, 2029, December 19, 2029 and the applicable Maturity Date, (ix) interest on the 2035 fixed-to-floating rate notes will be payable quarterly in arrear on June 19, 2034, September 19, 2034, December 19, 2034 and the applicable Maturity Date, (x) interest on the 2027 floating rate notes due April 1, 2027 will be payable quarterly in arrear on every January 1, April 1, July 1 and October 1 in each year, commencing on July 1, 2021, and ending on (and including) the applicable Maturity Date, (xi) interest on the 2026 floating rate notes will be payable quarterly in arrear on every March 28, June 28, September 28 and December 28 in each year, commencing on June 28, 2022, and ending on (and including) the applicable Maturity Date, and (xii) interest on the 2027 floating rate notes due September 11, 2027 will be payable quarterly in arrear on every March 11, June 11, September 11 and December 11 in each year, commencing on December 11, 2023, and ending on (and including) the applicable Maturity Date (each a “Floating Rate Interest Payment Date” and, together with each Fixed Rate Interest Payment Date, an “Interest Payment Date”); provided that if any Floating Rate Interest Payment Date (other than the applicable Maturity Date or any date of redemption or repayment) would fall on a day that is not a Business Day (as defined below), such Floating Rate Interest Payment Date will be postponed to the next succeeding Business Day. If the next succeeding Business Day falls in the next calendar month, however, then the relevant Floating Rate Interest Payment Date (other than the applicable Maturity Date or any date of redemption or repayment) shall be brought forward to the immediately preceding day that is a Business Day.
The regular record dates for the notes will be the Business Day immediately preceding each Interest Payment Date for each series (or, if the notes are held in definitive form, the 15th Business Day preceding each Interest Payment Date).
If the Maturity Date or date of redemption or repayment is not a Business Day, the Issuer will pay interest and principal and/or any amount payable upon redemption of the notes on the next succeeding Business Day, but interest on such payment will not accrue during the period from and after such original Maturity Date or date of redemption or repayment.
During the applicable Fixed Rate Period, interest on each of the fixed-to-floating rate notes will be computed on the basis of a 360-day year of twelve 30-day months.
During the applicable Floating Rate Period, interest on each of the notes will be computed on the basis of the actual number of days in each Interest Period and a 360-day year.
“Business Day” means any weekday, other than one on which banking institutions are authorized or obligated by law or executive order to close in London, England, Amsterdam, the Netherlands or in the City of New York, United States.
During the applicable Floating Rate Period, the interest period with respect to each of the notes will begin on (and include) a Floating Rate Interest Payment Date and end on (but exclude) the following Floating Rate
Interest Payment Date (each, a “Floating Rate Interest Period”); provided, however, that the initial Floating Rate Interest Period (i) with respect to the fixed-to-floating rate notes will be the period from (and including) the applicable Call Date, to (but excluding) the initial Floating Rate Interest Payment Date, and (ii) with respect to the floating rate notes, will be the period from (and including) the Issue Date, to (but excluding) the initial Floating Rate Interest Payment Date. The floating rate interest determination date (“Floating Rate Interest Determination Date”) for each Floating Rate Interest Period will be on the fifth U.S. Government Securities Business Day (as defined below) preceding the applicable Floating Rate Interest Payment Date. “U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.
“SOFR” means, with respect to any day (including any U.S. Government Securities Business Day), the rate determined by the Calculation Agent, as the case may be, in accordance with the following provisions: (i) the Secured Overnight Financing Rate published at the SOFR Determination Time, as such rate is reported on the Bloomberg Screen SOFRRATE Page, then the Secured Overnight Financing Rate published at the SOFR Determination Time, as such rate is reported on the Reuters Page USDSOFR= or, if no such rate is reported on the Reuters Page USDSOFR=, then the Secured Overnight Financing Rate that appears at the SOFR Determination Time on the NY Federal Reserve’s Website; or (ii) if the rate specified in (i) above does not appear, the SOFR published on the NY Federal Reserve’s Website for the first preceding U.S. Government Securities Business Day for which SOFR was published on the NY Federal Reserve’s Website.
Terms Applicable to the 2029 Notes
Agreement and Acknowledgement with Respect to the Exercise of Dutch Bail-in Power
With a view to Article 55 of the Directive 2014/59/EU of the European Parliament and of the Council (the “Bank Recovery and Resolution Directive” or “BRRD”), the Issuer has included the following two paragraphs in the terms of the notes:
(a)    By acquiring any notes, each holder and beneficial owner of a note or any interest therein acknowledges, agrees to be bound by, and consents to the exercise of, any Dutch Bail-in Power by the relevant resolution authority that may result in the cancellation of all, or a portion, of the principal amount of, or interest on, the notes and/or the conversion of all, or a portion, of the principal amount of, or interest on, the notes into shares or other securities or other obligations of the Issuer or another person, including by means of a variation to the terms of the notes or any expropriation of the notes, in each case, to give effect to the exercise by the relevant resolution authority of such Dutch Bail-in Power (whether at the point of non-viability or as taken together with a resolution action). Each holder and beneficial owner of a note or any interest therein further acknowledges and agrees that the rights of the holders and beneficial owners of the notes are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any Dutch Bail-in Power by the relevant resolution authority. In addition, by acquiring any notes, each holder and beneficial owner of a note or any interest therein further acknowledges, agrees to be bound by, and consents to the exercise by the relevant resolution authority of, any power to suspend any payment in respect of the notes for a temporary period.
(b)    For these purposes, a “Dutch Bail-in Power” is any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in The Netherlands in effect and applicable in The Netherlands to the Issuer or other members of the Group, including but not limited to any such laws, regulations, rules or requirements that are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms (including but not limited to the BRRD and Regulation (EU) No 806/2014 of the European Parliament and of the Council (the “SRM Regulation”)) and/or within the context of a Dutch resolution regime under the Dutch Intervention Act and any amendments thereto, or otherwise, pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled and/or converted into shares or other securities or obligations of the obligor or any other person (whether at the point of non-viability or as taken together with a resolution action) or may be expropriated (and a reference to the “relevant resolution authority” is to any authority with the ability to exercise a Dutch Bail-in Power).
The Dutch Bail-in Power may be imposed without any prior notice by the relevant resolution authority of its decision to exercise such power. No principal of, or interest on, the notes shall become due and payable after the exercise of any Dutch Bail-in Power by the relevant resolution authority except as permitted under the laws and regulations of The Netherlands and the European Union applicable to the Issuer.
In addition, the exercise of any Dutch Bail-In Power may require interests in the notes and/or other actions implementing any Dutch Bail-In Power to be held or taken, as the case may be, through clearing systems, intermediaries or persons other than DTC.
See also “Risk Factors — Under the terms of the notes, you have agreed to be bound by the exercise of any Dutch Bail- in Power by the relevant resolution authority” in the applicable prospectus supplement.
By acquiring any notes, each holder and beneficial owner of a note or any interest therein, to the extent permitted by the Trust Indenture Act, shall be deemed to waive any and all claims against the trustee for, and to agree not to initiate a suit against the trustee in respect of, and to agree that the trustee shall not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the Dutch Bail-in Power by the relevant resolution authority with respect to the notes.
The Issuer shall provide a written notice directly to DTC as soon as practicable of any exercise of the Dutch Bail-in Power with respect to the notes by the relevant resolution authority for purposes of notifying holders of such occurrence, including the amount of any cancellation of all, or a portion, of the principal amount of, or interest on, such capital securities. The Issuer shall also deliver a copy of such notice to the trustee for information purposes. Failure to provide such notices will not have any impact on the effectiveness of, or otherwise invalidate, any such exercise of the Dutch Bail-in Power.
By acquiring any notes, each holder of the notes acknowledges and agrees that the exercise of the Dutch Bail-in Power by the relevant resolution authority with respect to the notes shall not give rise to a default for purposes of Section 315(b) (Notice of Defaults) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.
By acquiring any notes, each holder and beneficial owner of a note or any interest therein acknowledges and agrees that, upon the exercise of any Dutch Bail-in Power by the relevant resolution authority, (a) the trustee shall not be required to take any further directions from holders of the notes under Section 5.15 (Control by Holders) of the Indenture and (b) the Indenture shall impose no duties upon the trustee whatsoever with respect to the exercise of any Dutch Bail-in Power by the relevant resolution authority. If holders or beneficial owners of the notes have given a direction to the trustee pursuant to Section 5.15 of the Indenture prior to the exercise of any Dutch Bail-in Power by the relevant resolution authority, such direction shall cease to be of further effect upon such exercise of any Dutch Bail-in Power and shall become null and void at such time. Notwithstanding the foregoing, if, following the completion of the exercise of the Dutch Bail-in Power by the relevant resolution authority, the notes remain outstanding (for example, if the exercise of the Dutch Bail-in Power results in only a partial write-down of the principal of the notes), then the trustee’s duties under the Indenture shall remain applicable with respect to the notes following such completion to the extent that the Issuer and the trustee shall agree.
By acquiring any of the notes, each holder of the notes shall be deemed to have (a) consented to the exercise of any Dutch Bail-in Power as it may be imposed without any prior notice by the relevant resolution authority of its decision to exercise such power with respect to the relevant notes and (b) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds the relevant notes to take any and all necessary action, if required, to implement the exercise of any Dutch Bail-in Power with respect to the relevant notes as it may be imposed, without any further action or direction on the part of such holder or the trustee.
Under the terms of the 2024 and 2029 notes, the exercise of the Dutch Bail-in Power by the relevant resolution authority with respect to the relevant notes will not be an Event of Default (as defined in the Indenture).
Terms Applicable to the 2028 Notes
Agreement and Acknowledgement with Respect to the Exercise of Dutch Bail-in Power
With a view to Article 55 of the Directive 2014/59/EU of the European Parliament and of the Council (the “Bank Recovery and Resolution Directive” or “BRRD”), the Issuer has included the following two paragraphs in the terms of the notes:

(a)    By acquiring any notes, each holder and beneficial owner of a note or any interest therein acknowledges, agrees to be bound by, and consents to the exercise of, any Dutch Bail-in Power by the relevant resolution authority that may result in the cancellation of all, or a portion, of the principal amount of, or interest on, the notes and/or the conversion of all, or a portion, of the principal amount of, or interest on, the notes into shares or other securities or other obligations of the Issuer or another person, including by means of a variation to the terms of the notes or any expropriation of the notes, in each case, to give effect to the exercise by the relevant resolution authority of such Dutch Bail-in Power (whether at the point of non-viability or as taken together with a resolution action). Each holder and beneficial owner of a note or any interest therein further acknowledges and agrees that the rights of the holders and beneficial owners of the notes are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any Dutch Bail-in Power by the relevant resolution authority. In addition, by acquiring any notes, each holder and beneficial owner of a note or any interest therein further acknowledges, agrees to be bound by, and consents to the exercise by the relevant resolution authority of, any power to suspend any payment in respect of the notes for a temporary period.
(b)    For these purposes, a “Dutch Bail-in Power” is any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in The Netherlands in effect and applicable in The Netherlands to the Issuer or other members of the Group, including but not limited to any such laws, regulations, rules or requirements that are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms (including but not limited to the BRRD and Regulation (EU) No 806/2014 of the European Parliament and of the Council (the “SRM Regulation”)) and/or within the context of a Dutch resolution regime under the Dutch Intervention Act and any amendments thereto, or otherwise, pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled and/or converted into shares or other securities or obligations of the obligor or any other person or may be expropriated (and a reference to the “relevant resolution authority” is to any authority with the ability to exercise a Dutch Bail-in Power).
The Dutch Bail-in Power may be imposed without any prior notice by the relevant resolution authority of its decision to exercise such power. No principal of, or interest on, the notes shall become due and payable after the exercise of any Dutch Bail-in Power by the relevant resolution authority except as permitted under the laws and regulations of The Netherlands and the European Union applicable to the Issuer.
In addition, the exercise of any Dutch Bail-In Power may require interests in the notes and/or other actions implementing any Dutch Bail-In Power to be held or taken, as the case may be, through clearing systems, intermediaries or persons other than DTC.
See also “Risk Factors — Under the terms of the notes, you have agreed to be bound by the exercise of any Dutch Bail- in Power by the relevant resolution authority” in the applicable prospectus supplement.
By acquiring any notes, each holder and beneficial owner of a note or any interest therein, to the extent permitted by the Trust Indenture Act, shall be deemed to waive any and all claims against the trustee for, and to agree not to initiate a suit against the trustee in respect of, and to agree that the trustee shall not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the Dutch Bail-in Power by the relevant resolution authority with respect to the notes.
The Issuer shall provide a written notice directly to DTC as soon as practicable of any exercise of the Dutch Bail-in Power with respect to the notes by the relevant resolution authority for purposes of notifying holders of such occurrence, including the amount of any cancellation of all, or a portion, of the principal amount of, or interest on, such capital securities. The Issuer shall also deliver a copy of such notice to the trustee for information purposes. Failure to provide such notices will not have any impact on the effectiveness of, or otherwise invalidate, any such exercise of the Dutch Bail-in Power.
By acquiring any notes, each holder of the notes acknowledges and agrees that the exercise of the Dutch Bail-in Power by the relevant resolution authority with respect to the notes shall not give rise to a default for purposes of Section 315(b) (Notice of Defaults) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.
By acquiring any notes, each holder and beneficial owner of a note or any interest therein acknowledges and agrees that, upon the exercise of any Dutch Bail-in Power by the relevant resolution authority, (a) the trustee shall not be required to take any further directions from holders of the notes under Section 5.15 (Control by Holders) of the Indenture and (b) the Indenture shall impose no duties upon the trustee whatsoever with respect to the exercise of any Dutch Bail-in Power by the relevant resolution authority. If holders or beneficial owners of the notes have given a direction to the trustee pursuant to Section 5.15 of the Indenture prior to the exercise of any Dutch Bail-in Power by the relevant resolution authority, such direction shall cease to be of further effect upon such exercise of any Dutch Bail-in Power and shall become null and void at such time. Notwithstanding the foregoing, if, following the completion of the exercise of the Dutch Bail-in Power by the relevant resolution authority, the notes remain outstanding (for example, if the exercise of the Dutch Bail-in Power results in only a partial write-down of the principal of the notes), then the trustee’s duties under the Indenture shall remain applicable with respect to the notes following such completion to the extent that the Issuer and the trustee shall agree.
By acquiring any of the notes, each holder of the notes shall be deemed to have (a) consented to the exercise of any Dutch Bail-in Power as it may be imposed without any prior notice by the relevant resolution authority of its decision to exercise such power with respect to the relevant notes and (b) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds the relevant notes to take any and all necessary action, if required, to implement the exercise of any Dutch Bail-in Power with respect to the relevant notes as it may be imposed, without any further action or direction on the part of such holder or the trustee.
Under the terms of each of the 2023 notes, the 2028 notes and the 2023 floating rate notes, the exercise of the Dutch Bail-in Power by the relevant resolution authority with respect to the relevant notes will not be an Event of Default (as defined in the Indenture).

Terms applicable to the 2027 Notes
Agreement and Acknowledgement with Respect to the Exercise of Dutch Bail-in Power
With a view to Article 55 of the Directive 2014/59/EU of the European Parliament and of the Council (the “Bank Recovery and Resolution Directive” or “BRRD”), the Issuer has included the following two paragraphs in the terms of the notes:
(a)    By acquiring any notes, each holder and beneficial owner of a note or any interest therein acknowledges, agrees to be bound by, and consents to the exercise of, any Dutch Bail-in Power by the relevant resolution authority that may result in the cancellation of all, or a portion, of the principal amount of, or interest on, the notes and/or the conversion of all, or a portion, of the principal amount of, or interest on, the notes into shares or other securities or other obligations of the Issuer or another person, including by means of a variation to the terms of the notes or any expropriation of the notes, in each case, to give effect to the exercise by the relevant resolution authority of such Dutch Bail-in Power. Each holder and beneficial owner of a note or any interest therein further acknowledges and agrees that the rights of the holders and beneficial owners of the notes are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any Dutch Bail-in Power by the relevant resolution authority. In addition, by acquiring any notes, each holder and beneficial owner of a note or any interest therein further acknowledges, agrees to be bound by, and consents to the exercise by the relevant resolution authority of, any power to suspend any payment in respect of the notes for a temporary period.

(b)    For these purposes, a “Dutch Bail-in Power” is any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in The Netherlands in effect and applicable in The Netherlands to the Issuer or other members of the Group, including but not limited to any such laws, regulations, rules or requirements that are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms (including but not limited to the BRRD and Regulation (EU) No 806/2014 of the European Parliament and of the Council (the “SRM Regulation”)) and/or within the context of a Dutch resolution regime under the Dutch Intervention Act and any amendments thereto, or otherwise, pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled and/or converted into shares or other securities or obligations of the obligor or any other person or may be expropriated (and a reference to the “relevant resolution authority” is to any authority with the ability to exercise a Dutch Bail-in Power).
The Dutch Bail-in Power may be imposed without any prior notice by the relevant resolution authority of its decision to exercise such power. No principal of, or interest on, the notes shall become due and payable after the exercise of any Dutch Bail-in Power by the relevant resolution authority except as permitted under the laws and regulations of The Netherlands and the European Union applicable to the Issuer.
In addition, the exercise of any Dutch Bail-In Power may require interests in the notes and/or other actions implementing any Dutch Bail-In Power to be held or taken, as the case may be, through clearing systems, intermediaries or persons other than DTC.
See also “Risk Factors — Under the terms of the notes, you have agreed to be bound by the exercise of any Dutch Bail-in Power by the relevant resolution authority” in the applicable prospectus supplement.
By acquiring any notes, each holder and beneficial owner of a note or any interest therein, to the extent permitted by the Trust Indenture Act, shall be deemed to waive any and all claims against the trustee for, and to agree not to initiate a suit against the trustee in respect of, and to agree that the trustee shall not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the Dutch Bail-in Power by the relevant resolution authority with respect to the notes.
The Issuer shall provide a written notice directly to DTC as soon as practicable of any exercise of the Dutch Bail-in Power with respect to the notes by the relevant resolution authority for purposes of notifying holders of such occurrence. The Issuer shall also deliver a copy of such notice to the trustee for information purposes.
By acquiring any notes, each holder of the notes acknowledges and agrees that the exercise of the Dutch Bail-in Power by the relevant resolution authority with respect to the notes shall not give rise to a default for purposes of Section 315(b) (Notice of Defaults) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.
By acquiring any notes, each holder and beneficial owner of a note or any interest therein acknowledges and agrees that, upon the exercise of any Dutch Bail-in Power by the relevant resolution authority, (a) the trustee shall not be required to take any further directions from holders of the notes under Section 5.15 (Control by Holders) of the Indenture and (b) the Indenture shall impose no duties upon the trustee whatsoever with respect to the exercise of any Dutch Bail-in Power by the relevant resolution authority. If holders or beneficial owners of the notes have given a direction to the trustee pursuant to Section 5.15 of the Indenture prior to the exercise of any Dutch Bail-in Power by the relevant resolution authority, such direction shall cease to be of further effect upon such exercise of any Dutch Bail-in Power and shall become null and void at such time. Notwithstanding the foregoing, if, following the completion of the exercise of the Dutch Bail-in Power by the relevant resolution authority, the notes remain outstanding (for example, if the exercise of the Dutch Bail-in Power results in only a partial write-down of the principal of the notes), then the trustee’s duties under the Indenture shall remain applicable with respect to the notes following such completion to the extent that the Issuer and the trustee shall agree.
By acquiring any of the notes, each holder of the notes shall be deemed to have (a) consented to the exercise of any Dutch Bail-in Power as it may be imposed without any prior notice by the relevant resolution authority of its decision to exercise such power with respect to the relevant notes and (b) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds the relevant notes to take any and all necessary action, if required, to implement the exercise of any Dutch

Bail-in Power with respect to the relevant notes as it may be imposed, without any further action or direction on the part of such holder or the trustee.
Under the terms of the 2027 notes, the exercise of the Dutch Bail-in Power by the relevant resolution authority with respect to the relevant notes will not be an Event of Default (as defined in the Indenture).
Terms Applicable to the 2027 Fixed-to-Floating Notes Due April 1, 2027, the 2032 Fixed-to-Floating Notes and the 2027 Floating Rate Notes Due April 1, 2027
Agreement and Acknowledgement with Respect to the Exercise of Dutch Bail-in Power
With a view to Article 55 of the Directive 2014/59/EU of the European Parliament and of the Council (the “Bank Recovery and Resolution Directive” or “BRRD”), the Issuer has included the following two paragraphs in the terms of the notes:
(a)    By acquiring any notes, each holder and beneficial owner of a note or any interest therein acknowledges, agrees to be bound by, and consents to the exercise of, any Dutch Bail-in Power by the relevant resolution authority that may result in the cancellation of all, or a portion, of the principal amount of, or interest on, the notes and/or the conversion of all, or a portion, of the principal amount of, or interest on, the notes into shares or other securities or other obligations of the Issuer or another person, including by means of a variation to the terms of the notes or any expropriation of the notes, in each case, to give effect to the exercise by the relevant resolution authority of such Dutch Bail-in Power. Each holder and beneficial owner of a note or any interest therein further acknowledges and agrees that the rights of the holders and beneficial owners of the notes are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any Dutch Bail-in Power by the relevant resolution authority. In addition, by acquiring any notes, each holder and beneficial owner of a note or any interest therein further acknowledges, agrees to be bound by, and consents to the exercise by the relevant resolution authority of, any power to suspend any payment in respect of the notes for a temporary period.
(b)    For these purposes, a “Dutch Bail-in Power” is any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in The Netherlands in effect and applicable in The Netherlands to the Issuer or other members of the Group, including but not limited to any such laws, regulations, rules or requirements that are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms (including but not limited to the BRRD and Regulation (EU) No 806/2014 of the European Parliament and of the Council (the “SRM Regulation”)) and/or within the context of a Dutch resolution regime under the Dutch Intervention Act and any amendments thereto, or otherwise, pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled and/or converted into shares or other securities or obligations of the obligor or any other person or may be expropriated (and a reference to the “relevant resolution authority” is to any authority with the ability to exercise a Dutch Bail-in Power).
The Dutch Bail-in Power may be imposed without any prior notice by the relevant resolution authority of its decision to exercise such power. No principal of, or interest on, the notes shall become due and payable after the exercise of any Dutch Bail-in Power by the relevant resolution authority except as permitted under the laws and regulations of The Netherlands and the European Union applicable to the Issuer.
In addition, the exercise of any Dutch Bail-In Power may require interests in the notes and/or other actions implementing any Dutch Bail-In Power to be held or taken, as the case may be, through clearing systems, intermediaries or persons other than DTC.
See also “Risk Factors — Under the terms of the notes, you have agreed to be bound by the exercise of any Dutch Bail- in Power by the relevant resolution authority” in the applicable prospectus supplement.
By acquiring any notes, each holder and beneficial owner of a note or any interest therein, to the extent permitted by the Trust Indenture Act, shall be deemed to waive any and all claims against the trustee for, and to agree not to initiate a suit against the trustee in respect of, and to agree that the trustee shall not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the Dutch Bail-in Power by the relevant resolution authority with respect to the notes.
The Issuer shall provide a written notice directly to DTC as soon as practicable of any exercise of the Dutch Bail-in Power with respect to the notes by the relevant resolution authority for purposes of notifying holders of such occurrence. The Issuer shall also deliver a copy of such notice to the trustee for information purposes.
By acquiring any notes, each holder of the notes acknowledges and agrees that the exercise of the Dutch Bail-in Power by the relevant resolution authority with respect to the notes shall not give rise to a default for purposes of Section 315(b) (Notice of Defaults) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.
By acquiring any notes, each holder and beneficial owner of a note or any interest therein acknowledges and agrees that, upon the exercise of any Dutch Bail-in Power by the relevant resolution authority, (a) the trustee shall not be required to take any further directions from holders of the notes under Section 5.15 (Control by Holders) of the Indenture and (b) the Indenture shall impose no duties upon the trustee whatsoever with respect to the exercise of any Dutch Bail-in Power by the relevant resolution authority. If holders or beneficial owners of the notes have given a direction to the trustee pursuant to Section 5.15 of the Indenture prior to the exercise of any Dutch Bail-in Power by the relevant resolution authority, such direction shall cease to be of further effect upon such exercise of any Dutch Bail-in Power and shall become null and void at such time. Notwithstanding the foregoing, if, following the completion of the exercise of the Dutch Bail-in Power by the relevant resolution authority, the notes remain outstanding (for example, if the exercise of the Dutch Bail-in Power results in only a partial write-down of the principal of the notes), then the trustee’s duties under the Indenture shall remain applicable with respect to the notes following such completion to the extent that the Issuer and the trustee shall agree.
By acquiring any of the notes, each holder of the notes shall be deemed to have (a) consented to the exercise of any Dutch Bail-in Power as it may be imposed without any prior notice by the relevant resolution authority of its decision to exercise such power with respect to the relevant notes and (b) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds the relevant notes to take any and all necessary action, if required, to implement the exercise of any Dutch Bail-in Power with respect to the relevant notes as it may be imposed, without any further action or direction on the part of such holder or the trustee.
Under the terms of each of the 2027 Fixed-to-Floating Notes Due April 1, 2027, the 2032 Fixed-to-Floating Notes and the 2027 Floating Rate Notes Due April 1, 2027, the exercise of the Dutch Bail-in Power by the relevant resolution authority with respect to the relevant notes will not be an Event of Default (as defined in the Indenture).
Terms Applicable to the 2026 Fixed-to-Floating Notes, the 2028 Fixed-to-Floating Notes, the 2033 Fixed-to-Floating Notes and the 2026 Floating Rate Notes
Agreement and Acknowledgement with Respect to the Exercise of Dutch Bail-in Power
With a view to Article 55 of the Directive 2014/59/EU of the European Parliament and of the Council (the “Bank Recovery and Resolution Directive” or “BRRD”), the Issuer has included the following two paragraphs in the terms of the notes:
(a) Notwithstanding any other agreements, arrangements or understandings between the Issuer and any holder of the notes, by acquiring the notes, each holder and beneficial owner of the notes or any interest therein acknowledges, accepts, recognizes, agrees to be bound by, and consents to the exercise of, any Dutch Bail-in Power by the relevant resolution authority that may result in the reduction (including to zero), cancellation or write-down (whether on a permanent basis or subject to write-up by the resolution authority) of all, or a portion, of the principal amount of, or interest on, the notes and/or the conversion of all, or a portion, of the principal amount of, or interest on, the notes into shares or claims which may give right to shares or other instruments of ownership or other securities or other obligations of the Issuer or obligations of another person (whether or not at the point of non-viability and independently of or in combination with a resolution action), including by means of a variation to the terms of the notes (which may include amending the interest amount or the maturity or interest payment dates, including by suspending payment for a temporary period), or that the notes must otherwise be applied to absorb losses, or any expropriation of the notes, in each case, to give effect to the exercise by the relevant resolution authority of such Dutch Bail-in Power (whether at the point of non-viability or as taken together with a resolution action). Each holder and beneficial owner of a note or any interest therein further acknowledges and agrees that the rights of holders and beneficial owners of a note or any interest therein are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any Dutch Bail-in Power by the relevant resolution authority. In addition, by acquiring any notes, each holder and beneficial owner of a note or any interest therein further acknowledges, agrees to be bound by, and consents to the exercise by the relevant resolution authority of, any power to suspend any payment in respect of the notes for a temporary period.
(b) For these purposes, a “Dutch Bail-in Power” is any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in The Netherlands in effect and applicable in The Netherlands to the Issuer or other members of the Group, including but not limited to any such laws, regulations, rules or requirements (including, but not limited to, the Dutch Financial Supervision Act) that are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms (including but not limited to the BRRD and the SRM Regulation, in each case as amended or superseded) and/or within the context of a Dutch resolution regime under the Dutch Intervention Act (as implemented in relevant statutes) and any amendments thereto, or otherwise, pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled and/or converted into shares or other securities or obligations of the obligor or any other person (whether at the point of non-viability or as taken together with a resolution action) or may be expropriated (and a reference to the “relevant resolution authority” is to any authority with the ability to exercise a Dutch Bail-in Power).
The Dutch Bail-in Power may be imposed without any prior notice by the relevant resolution authority of its decision to exercise such power. No principal of, or interest on, the notes shall become due and payable after the exercise of any Dutch Bail-in Power by the relevant resolution authority except as permitted under the laws and regulations of The Netherlands and the European Union applicable to the Issuer.
In addition, the exercise of any Dutch Bail-In Power may require interests in the notes and/or other actions implementing any Dutch Bail-In Power to be held or taken, as the case may be, through clearing systems, intermediaries or persons other than DTC.
See also “Risk Factors — Under the terms of the notes, you have agreed to be bound by the exercise of any Dutch Bail-in Power by the relevant resolution authority” in the applicable prospectus supplement.
By acquiring any notes, each holder and beneficial owner of a note or any interest therein, to the extent permitted by the Trust Indenture Act, shall be deemed to waive any and all claims against the trustee for, and to agree not to initiate a suit against the trustee in respect of, and to agree that the trustee shall not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the Dutch Bail-in Power by the relevant resolution authority with respect to the notes.
The Issuer shall provide a written notice directly to DTC as soon as practicable of any exercise of the Dutch Bail-in Power with respect to the notes by the relevant resolution authority for purposes of notifying holders of such occurrence, including the amount of any cancellation of all, or a portion, of the principal amount of, or interest on, the notes. The Issuer shall also deliver a copy of such notice to the trustee for information purposes. Failure to provide such notices will not have any impact on the effectiveness of, or otherwise invalidate, any such exercise of the Dutch Bail-in Power.
By acquiring any notes, each holder of the notes acknowledges and agrees that the exercise of the Dutch Bail-in Power by the relevant resolution authority with respect to the notes shall not give rise to a default for purposes of Section 315(b) (Notice of Defaults) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.
By acquiring any notes, each holder and beneficial owner of a note or any interest therein acknowledges and agrees that, upon the exercise of any Dutch Bail-in Power by the relevant resolution authority, (a) the trustee shall not be required to take any further directions from holders of the notes under Section 5.15 (Control by Holders) of the Indenture and (b) the Indenture shall impose no duties upon the trustee whatsoever with respect to the exercise of any Dutch Bail-in Power by the relevant resolution authority. If holders or beneficial owners of the notes have given a direction to the trustee pursuant to Section 5.15 of the Indenture prior to the exercise of any Dutch Bail-in Power by the relevant resolution authority, such direction shall cease to be of further effect upon such exercise of any Dutch Bail-in Power and shall become null and void at such time. Notwithstanding the foregoing, if, following the completion of the exercise of the Dutch Bail-in Power by the relevant resolution authority, the notes remain outstanding (for example, if the exercise of the Dutch Bail-in Power results in only a partial write-down of the principal of the notes), then the trustee’s duties under the Indenture shall remain applicable with respect to the notes following such completion to the extent that the Issuer and the trustee shall agree by means of a supplemental indenture or amendment.
By acquiring any of the notes, each holder of the notes shall be deemed to have (a) consented to the exercise of any Dutch Bail-in Power as it may be imposed without any prior notice by the relevant resolution authority of its decision to exercise such power with respect to the relevant notes and (b) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds the relevant notes to take any and all necessary action, if required, to implement the exercise of any Dutch Bail-in Power with respect to the relevant notes as it may be imposed, without any further action or direction on the part of such holder or the trustee.
Under the terms of each of the 2026 Fixed-to-Floating Notes, the 2028 Fixed-to-Floating Notes, the 2033 Fixed-to-Floating Notes and the 2026 Floating Rate Notes, the exercise of the Dutch Bail-in Power by the relevant resolution authority with respect to the relevant notes will not be an Event of Default (as defined in the Indenture) under the Indenture or the notes.
Terms Applicable to the 2027 Fixed-to-Floating Notes Due September 11, 2027, the 2034 Fixed-to-Floating Notes and the 2027 Floating Rate Notes Due September 11, 2027
Agreement and Acknowledgement with Respect to the Exercise of Dutch Bail-in Power
With a view to Article 55 of the Directive 2014/59/EU of the European Parliament and of the Council (the “Bank Recovery and Resolution Directive” or “BRRD”), the Issuer has included the following two paragraphs in the terms of the notes:
(a) Notwithstanding any other agreements, arrangements or understandings between the Issuer and any holder of the notes, by acquiring the notes, each holder and beneficial owner of the notes or any interest therein acknowledges, accepts, recognizes, agrees to be bound by, and consents to the exercise of, any Dutch Bail-in Power by the relevant resolution authority that may result in the reduction (including to zero), cancellation or write-down (whether on a permanent basis or subject to write-up by the resolution authority) of all, or a portion, of the principal amount of, or interest on, the notes and/or the conversion of all, or a portion, of the principal amount of, or interest on, the notes into shares or claims which may give right to shares or other instruments of ownership or other securities or other obligations of the Issuer or obligations of another person, including by means of a variation to the terms of the notes (which may include amending the interest amount or the maturity or interest payment dates, including by suspending payment for a temporary period), or that the notes must otherwise be applied to absorb losses, or any expropriation of the notes, in each case, to give effect to the exercise by the relevant resolution authority of such Dutch Bail-in Power. Each holder and beneficial owner of a note or any interest therein further acknowledges and agrees that the rights of holders and beneficial owners of a note or any interest therein are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any Dutch Bail-in Power by the relevant resolution authority. In addition, by acquiring any notes, each holder and beneficial owner of a note or any interest therein further acknowledges, agrees to be bound by, and consents to the exercise by the relevant resolution authority of, any power to suspend any payment in respect of the notes for a temporary period.
(b) For these purposes, a “Dutch Bail-in Power” is any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in The Netherlands in effect and applicable in The Netherlands to the Issuer or other members of the Group, including but not limited to any such laws, regulations, rules or requirements (including, but not limited to, the Dutch Financial Supervision Act) that are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms (including but not limited to the BRRD and the SRM Regulation, in each case as amended or superseded) and/or within the context of a Dutch resolution regime under the Dutch Intervention Act (as implemented in relevant statutes) and any amendments thereto, or otherwise, pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled and/or converted into shares or other securities or obligations of the obligor or any other person or may be expropriated (and a reference to the “relevant resolution authority” is to any authority with the ability to exercise a Dutch Bail-in Power).
The Dutch Bail-in Power may be imposed without any prior notice by the relevant resolution authority of its decision to exercise such power. No principal of, or interest on, the notes shall become due and payable after the exercise of any Dutch Bail-in Power by the relevant resolution authority except as permitted under the laws and regulations of The Netherlands and the European Union applicable to the Issuer.
In addition, the exercise of any Dutch Bail-In Power may require interests in the notes and/or other actions implementing any Dutch Bail-In Power to be held or taken, as the case may be, through clearing systems, intermediaries or persons other than DTC.
See also “Risk Factors — Under the terms of the notes, you have agreed to be bound by the exercise of any Dutch Bail-in Power by the relevant resolution authority” in the applicable prospectus supplement.
By acquiring any notes, each holder and beneficial owner of a note or any interest therein, to the extent permitted by the Trust Indenture Act, shall be deemed to waive any and all claims against the trustee for, and to agree not to initiate a suit against the trustee in respect of, and to agree that the trustee shall not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the Dutch Bail-in Power by the relevant resolution authority with respect to the notes.
The Issuer shall provide a written notice directly to DTC as soon as practicable of any exercise of the Dutch Bail-in Power with respect to the notes by the relevant resolution authority for purposes of notifying holders of such occurrence, including the amount of any cancellation of all, or a portion, of the principal amount of, or interest on, the notes. The Issuer shall also deliver a copy of such notice to the trustee for information purposes. Failure to provide such notices will not have any impact on the effectiveness of, or otherwise invalidate, any such exercise of the Dutch Bail-in Power.
By acquiring any notes, each holder of the notes acknowledges and agrees that the exercise of the Dutch Bail-in Power by the relevant resolution authority with respect to the notes shall not give rise to a default for purposes of Section 315(b) (Notice of Defaults) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.
By acquiring any notes, each holder and beneficial owner of a note or any interest therein acknowledges and agrees that, upon the exercise of any Dutch Bail-in Power by the relevant resolution authority, (a) the trustee shall not be required to take any further directions from holders of the notes under Section 5.15 (Control by Holders) of the Indenture and (b) the Indenture shall impose no duties upon the trustee whatsoever with respect to the exercise of any Dutch Bail-in Power by the relevant resolution authority. If holders or beneficial owners of the notes have given a direction to the trustee pursuant to Section 5.15 of the Indenture prior to the exercise of any Dutch Bail-in Power by the relevant resolution authority, such direction shall cease to be of further effect upon such exercise of any Dutch Bail-in Power and shall become null and void at such time. Notwithstanding the foregoing, if, following the completion of the exercise of the Dutch Bail-in Power by the relevant resolution authority, the notes remain outstanding (for example, if the exercise of the Dutch Bail-in Power results in only a partial write-down of the principal of the notes), then the trustee’s duties under the Indenture shall remain applicable with respect to the notes following such completion to the extent that the Issuer and the trustee shall agree by means of a supplemental indenture or amendment.
By acquiring any of the notes, each holder of the notes shall be deemed to have (a) consented to the exercise of any Dutch Bail-in Power as it may be imposed without any prior notice by the relevant resolution authority of its decision to exercise such power with respect to the relevant notes and (b) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds the relevant notes to take any and all necessary action, if required, to implement the exercise of any Dutch Bail-in Power with respect to the relevant notes as it may be imposed, without any further action or direction on the part of such holder or the trustee.
Under the terms of each of the 2027 Fixed-to-Floating Notes Due September 11, 2027, the 2034 Fixed-to-Floating Notes and the 2027 Floating Rate Notes Due September 11, 2027, the exercise of the Dutch Bail-in Power by the relevant resolution authority with respect to the relevant notes will not be an Event of Default (as defined in the Indenture) under the Indenture or the notes.
Terms Applicable to the 2030 fixed-to-floating rate notes and the 2035 fixed-to-floating rate notes
Agreement and Acknowledgement with Respect to the Exercise of Dutch Bail-in Power
With a view to Article 55 of the Directive 2014/59/EU of the European Parliament and of the Council (the “Bank Recovery and Resolution Directive” or “BRRD”), the Issuer has included the following two paragraphs in the terms of the notes:
(a) Notwithstanding any other agreements, arrangements or understandings between the Issuer and any holder or beneficial owner of the notes, by acquiring the notes, each holder and beneficial owner of the notes or any interest therein acknowledges, accepts, recognizes, agrees to be bound by, and consents to the exercise of, any Dutch Bail-in Power by the relevant resolution authority that may result in the reduction (including to zero), cancellation or write-down (whether on a permanent basis or subject to a write-up by the resolution authority) of all, or a portion, of the principal amount of, or interest on, the notes and/or the conversion of all, or a portion, of the principal amount of, or interest on, the notes into shares or claims which may give right to shares or other instruments of ownership or other securities or other obligations of the Issuer or obligations of another person, including by means of a variation to the terms of the notes (which may include amending the interest amount or the maturity or interest payment dates, including by suspending payment for a temporary period), or that the notes must otherwise be applied to absorb losses, or any expropriation of the notes, in each case, to give effect to the exercise by the relevant resolution authority of such Dutch Bail-in Power. Each holder and beneficial owner of a note or any interest therein further acknowledges and agrees that the rights of holders and beneficial owners of a note or any interest therein are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any Dutch Bail-in Power by the relevant resolution authority. In addition, by acquiring any notes, each holder and beneficial owner of a note or any interest therein further acknowledges, agrees to be bound by, and consents to the exercise by the relevant resolution authority of, any power to suspend any payment in respect of the notes for a temporary period.

(b) For these purposes, a “Dutch Bail-in Power” is any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in The Netherlands in effect and applicable in The Netherlands to the Issuer or other members of the Group, including but not limited to any such laws, regulations, rules or requirements (including, but not limited to, the Dutch Financial Supervision Act) that are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms (including but not limited to the BRRD and the SRM Regulation, in each case as amended or superseded) and/or within the context of a Dutch resolution regime under the Dutch Intervention Act (as implemented in relevant statutes) and any amendments thereto, or otherwise, pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled and/or converted into shares or other securities or obligations of the obligor or any other person or may be expropriated (and a reference to the “relevant resolution authority” is to any authority with the ability to exercise a Dutch Bail-in Power).
The Dutch Bail-in Power may be imposed without any prior notice by the relevant resolution authority of its decision to exercise such power. No principal of, or interest on, the notes shall become due and payable after the exercise of any Dutch Bail-in Power by the relevant resolution authority except as permitted under the laws and regulations of The Netherlands and the European Union applicable to the Issuer.
In addition, the exercise of any Dutch Bail-In Power may require interests in the notes and/or other actions implementing any Dutch Bail-In Power to be held or taken, as the case may be, through clearing systems, intermediaries or persons other than DTC.
See also “Risk Factors — Under the terms of the notes, you have agreed to be bound by the exercise of any Dutch Bail-in Power by the relevant resolution authority” in the applicable prospectus supplement.
By acquiring any notes, each holder and beneficial owner of a note or any interest therein, to the extent permitted by the Trust Indenture Act, shall be deemed to waive any and all claims against the trustee for, and to agree not to initiate a suit against the trustee in respect of, and to agree that the trustee shall not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the Dutch Bail-in Power by the relevant resolution authority with respect to the notes.
The Issuer (or the relevant resolution authority) shall provide a written notice directly to DTC as soon as practicable of any exercise of the Dutch Bail-in Power with respect to the notes by the relevant resolution authority for purposes of notifying holders of such occurrence, including the amount of any cancellation of all, or a portion, of the principal amount of, or interest on, the notes. The Issuer shall also deliver a copy of such notice to the trustee for information purposes. Failure to provide such notices will not have any impact on the effectiveness of, or otherwise invalidate, any such exercise of the Dutch Bail-in Power.
By acquiring any notes, each holder of the notes acknowledges and agrees that the exercise of the Dutch Bail-in Power by the relevant resolution authority with respect to the notes shall not give rise to a default for purposes of Section 315(b) (Notice of Defaults) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.
By acquiring any notes, each holder and beneficial owner of a note or any interest therein acknowledges and agrees that, upon the exercise of any Dutch Bail-in Power by the relevant resolution authority, (a) the trustee shall not be required to take any further directions from holders of the notes under Section 5.15 (Control by Holders) of the Indenture and (b) the Indenture shall impose no duties upon the trustee whatsoever with respect to the exercise of any Dutch Bail-in Power by the relevant resolution authority. If holders or beneficial owners of the notes have given a direction to the trustee pursuant to Section 5.15 of the Indenture prior to the exercise of any Dutch Bail-in Power by the relevant resolution authority, such direction shall cease to be of further effect upon such exercise of any Dutch Bail-in Power and shall become null and void at such time. Notwithstanding the foregoing, if, following the completion of the exercise of the Dutch Bail-in Power by the relevant resolution authority, the notes remain outstanding (for example, if the exercise of the Dutch Bail-in Power results in only a partial conversion and/or partial write-down of the principal of the notes), then the trustee’s duties under the Indenture shall remain applicable with respect to the notes following such completion to the extent that the Issuer and the trustee shall agree by means of a supplemental indenture or amendment.
By acquiring any of the notes, each holder of the notes shall be deemed to have (a) consented to the exercise of any Dutch Bail-in Power as it may be imposed without any prior notice by the relevant resolution authority of its decision to exercise such power with respect to the relevant notes and (b) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds the relevant notes to take any and all necessary action, if required, to implement the exercise of any Dutch Bail-in Power with respect to the relevant notes as it may be imposed, without any further action or direction on the part of such holder or the trustee.
Under the terms of the 2030 fixed-to-floating rate notes and the 2035 fixed-to-floating rate notes, the exercise of the Dutch Bail-in Power by the relevant resolution authority with respect to the relevant notes will not be an Event of Default (as defined in the Indenture) under the Indenture or the notes.
Terms Applicable to All Senior Notes
The fixed rate notes, floating rate notes and fixed-floating rate notes (together, the “senior notes”) were issued pursuant to the Senior Debt Securities Indenture, dated as of March 29, 2017 (the “Indenture”), between ING and The Bank of New York Mellon, London Branch, as trustee. References to “indenture” or “senior debt indenture” in this section shall mean the Indenture as defined above and references to “trustee” shall mean the Bank of New York Mellon, London Branch, One Canada Square, London E14 5AL, United Kingdom. References to “notes” or “debt securities” in this section shall mean the senior notes, as defined above.
The currency in which the payment of the principal of or any premium or interest of the senior notes shall be payable is US dollars.

Condition to Redemption or Repurchase
Notwithstanding any other provision, and unless otherwise indicated in your prospectus supplement, we may redeem or purchase our debt securities (and give notice thereof to the holders of such debt securities in the case of redemption) only if we have obtained the prior permission of the relevant resolution authority and/or competent authority, as appropriate, at the time of redemption or purchase, if such permission is at the relevant time and in the relevant circumstances required (which may require the Issuer to demonstrate to the satisfaction of the relevant resolution authority and/or competent authority, as appropriate, that the change in the applicable tax treatment of the notes or the change in treatment of the notes for purposes of the “Loss Absorption Regulations” (as defined in the accompanying prospectus to your prospectus supplement), as applicable, was not reasonably foreseeable as at the issue date of the relevant notes and, in the case of a tax event, the change in the applicable tax treatment of the notes is material), and subject to applicable law or regulation (including without limitation under Directive 2013/36/EU (CRD IV), Regulation (EU) No 575/2013 (CRR including articles 77 and 78 thereof (and, if provided in the applicable supplemental indenture and related prospectus supplement, articles 63(i), 72b(2)(j) and 78a thereof)), Commission Delegated Regulation (EU) No 241/2014 and Regulation (EU) No 806/2014 (SRMR), as may be amended or replaced from time to time, and any delegated or implementing acts, laws, regulations, regulatory technical standards, rules or guidelines as then in effect).
Unless the relevant prospectus supplement provides otherwise, we or our affiliates may, whether in the context of market making or otherwise, purchase debt securities, either in the open market at prevailing prices or in private transactions at negotiated prices, in each case subject to prior permission of the relevant resolution authority and/or competent authority, as appropriate, at the time of redemption or purchase, if such permission is then required by applicable law or regulation including without limitation under Directive 2013/36/EU (CRD IV), Regulation (EU) No 575/2013 (CRR including articles 77 and 78 thereof) (and, if provided in the applicable supplemental indenture and related prospectus supplement, articles 63(i), 72b(2)(j) and 78a thereof)), Commission Delegated Regulation (EU) No 241/2014 and Regulation (EU) No 806/2014 (SRMR), as may be amended or replaced from time to time, and any delegated or implementing acts, laws, regulations, regulatory technical standards, rules or guidelines once in effect in The Netherlands and as then in effect). Debt securities that we or they purchase may, at our discretion, be held, resold or canceled, provided that such debt securities will only be resold if they would be fungible for U.S. federal income tax purposes with all of the other outstanding debt securities of the same series.
As at the date of this Prospectus, the relevant resolution authority is the Single Resolution Board and the competent authority is the European Central Bank.
Our Relationship with the Trustee
The Bank of New York Mellon, London Branch, 160 Queen Victoria Street, London EC4V 4LA,, United Kingdom, is initially serving as the trustee for all series of debt securities to be issued under each indenture. The Bank of New York Mellon has provided commercial banking and other services for us and our related companies in the past and may continue to do so in the future. Among other things, The Bank of New York Mellon serves as, or may serve as, trustee or agent with regard to certain of our other outstanding debt obligations.
Consequently, if an actual or potential event of default occurs with respect to any of these securities, trust agreements or subordinated guarantees, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. In that case, the trustee may be required to resign under one or more of the indentures, trust agreements or subordinated guarantees and we would be required to appoint a successor trustee. For this purpose, a “potential event of default” means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.
Ranking
The notes shall constitute the Issuer’s unsecured and unsubordinated obligations, ranking pari passu without any preference among themselves and equally with all of the Issuer’s other unsecured and unsubordinated obligations from time to time outstanding, save as otherwise provided by law.
Paying Agent
The Bank of New York Mellon, London Branch, 160 Queen Victoria Street, London EC4V 4LA, United Kingdom is designated as the principal paying agent. The Issuer may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.
Notice of Redemption
The Issuer shall give notice of any redemption of the notes not less than 30 days or more than 60 days prior to the redemption date to the holders of the notes and to the trustee at least 30 business days prior to such date, except for the 2022 Issued Notes, the 2023 Issued Notes and the 2024 Issued Notes, in which case the Issuer shall give notice of any redemption of the notes not less than 15 days or more than 30 days prior to the redemption date to the holders of the notes and to the trustee at least 5 business days prior to such date, unless a shorter notice period shall be satisfactory to the trustee. The redemption notice shall state: (1) the redemption date, (2) the redemption price, (3) that, on the redemption date, each note will be redeemed and that, subject to certain exceptions, interest will cease to accrue after that date, (4) the place or places where the notes are to be surrendered for payment of the redemption price and (5) the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to the notes being redeemed.
The Issuer shall deliver to the trustee an opinion from a recognized law or tax firm of international standing, chosen by the Issuer, prior to delivering any notice of a redemption upon the occurrence of certain tax events, confirming that the Issuer is entitled to exercise its right of redemption as a result of such tax events.
A notice of redemption shall be irrevocable, except that the exercise of the Dutch Bail-In Power by the relevant resolution authority prior to the date fixed for redemption shall automatically revoke such notice and no notes shall be redeemed and no payment in respect of the notes shall be due and payable.

If the Issuer has elected to redeem a series of notes but prior to the payment of the redemption price with respect to such redemption the relevant resolution authority exercises its Dutch Bail-in Power with respect to the Issuer, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption price will be due and payable.
Redemption and Repayment
Unless otherwise indicated in your prospectus supplement, your debt security will not be entitled to the benefit of any sinking fund — that is, we will not deposit money on a regular basis into any separate custodial account to repay your debt securities. In addition, we will not be entitled to redeem your debt security before its stated maturity, if any, unless your prospectus supplement specifies a redemption date. You will not be entitled to require us to buy your debt security from you, before its stated maturity, if any, unless your prospectus supplement specifies one or more repayment dates.
Optional Tax and Regulatory Redemption
Unless otherwise indicated in your prospectus supplement, we may redeem each series of debt securities in whole, but not in part, at our option at any time upon not more than 60 nor less than 30 days’ notice to the holders of such debt securities, at a redemption price equal to the principal amount of such debt securities (or if the debt securities are original issue discount securities, such amount as determined pursuant to the formula set forth in the applicable prospectus supplement) plus any additional amounts due as a result of any withheld tax, if:
•we would be required to pay additional amounts, as explained in the applicable base prospectus under “— Payment of Additional Amounts with Respect to the Debt Securities,” as a result certain changes or proposed changes in law and regulation on or after the date of issuance of that series;
•a person located outside The Netherlands, or a jurisdiction in which a successor of ING is organized, to which we have conveyed, transferred or leased property, would be required to pay additional amounts. We are not required, however, to use reasonable measures to avoid the obligation to pay additional amounts in the event of such merger, conveyance, transfer or lease;
In the case of senior debt securities only, as a result of any amendment to, or change in, any Loss Absorption Regulation (as defined below), or any change in the application or official interpretation of any Loss Absorption Regulation, in any such case becoming effective on or after the original issue date of the series of debt securities affected, the debt securities are or (in our opinion or that of the competent authority and/or resolution authority, as appropriate) are likely to be fully or (if so specified in the applicable prospectus supplement) partially excluded from our and/or the Regulatory Group’s (as defined below) minimum requirements for (A) own funds and eligible liabilities and/or (B) loss absorbing capacity instruments, in each case as such minimum requirements are applicable to us and/or the Regulatory Group and determined in accordance with, and pursuant to, the relevant Loss Absorption Regulations; unless the exclusion of the relevant series of debt securities from the relevant minimum requirement(s) is due to the remaining maturity of the debt securities being less than any period prescribed by any applicable eligibility criteria for such minimum requirements under the relevant Loss Absorption Regulations effective with respect to us and/or the Regulatory Group on the original issue date of the series of debt securities affected; or
•If we redeem your debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date.
Our ability to redeem certain series of debt securities in these circumstances will be subject to obtaining the prior permission of the relevant resolution authority and/or competent authority, as described “Condition to Redemption or Repurchase” below. Unless otherwise specified in the applicable prospectus supplement, such permission may be granted in the context of a redemption of debt securities for tax reasons only if there is a change in the applicable tax treatment of such debt securities which we demonstrate to the satisfaction of the relevant resolution authority and/or competent authority, as applicable, is material and was not reasonably foreseeable at the time of the issuance of the debt securities.
“Loss Absorption Regulations” means, at any time, the laws, regulations, requirements, guidelines, rules, standards and policies relating to minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments of the Netherlands, the European Central Bank, the Dutch Central Bank or other competent authority, the resolution authority, the Financial Stability Board and/or of the European Parliament or of the Council of the European Union then in effect in the Netherlands and applicable to us and/or the Regulatory Group including, without limitation to the generality of the foregoing, any delegated or implementing acts (such as regulatory technical standards) adopted by the European Commission and any regulations, requirements, guidelines, rules, standards and policies relating to minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments adopted by the competent authority and/or the resolution authority from time to time (whether or not such regulations, requirements, guidelines, rules, standards or policies are applied generally or specifically to us or to the Regulatory Group).
“Regulatory Group” means ING, its subsidiary undertakings, participations, participating interests and any subsidiary undertakings, participations or participating interests held (directly or indirectly) by any of its subsidiary undertakings from time to time and any other undertakings from time to time consolidated with ING for regulatory purposes, in each case in accordance with the rules and guidance of the competent authority then in effect.
Mergers and Similar Transactions
We are generally permitted to merge or consolidate with or into another company. We are also permitted to sell substantially all our assets to another company. With regard to any series of debt securities, however, we may not take any of these actions unless all the following conditions are met:
•If we are not the successor entity, the successor entity must expressly agree to be legally responsible for the debt securities of that series and the indenture with respect to that series and must be organized as a corporation, partnership, trust, limited liability company or similar entity. The successor entity may be organized under the laws of any jurisdiction.

•The merger, sale of assets or other transaction must not cause an event of default on the debt securities or any event which, after notice or lapse of time or both, would become an event of default
If the conditions described above are satisfied with respect to the debt securities of any series, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell our assets substantially as an entirety to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of ING but in which we do not merge or consolidate, and any transaction in which we sell less than substantially all our assets.
Subject to applicable law and regulation (including our obtaining the prior permission of the Single Resolution Board (as resolution authority) and/or the European Central Bank (as competent authority), or any successor relevant resolution authority and/or competent authority, as appropriate, if such permission is required), any of our wholly owned subsidiaries may assume our obligations under the debt securities of any series without the consent of any holder. We, however, must irrevocably guarantee (on a subordinated basis in substantially the manner described under “— Debt Securities May Be Senior or Subordinated — Subordination Provisions” above, in the case of subordinated debt securities) the obligations of the subsidiary under the debt securities of that series. If we do, all of our direct obligations under the debt securities of the series and the applicable indenture shall immediately be discharged. Unless the relevant prospectus supplement provides otherwise, any additional amounts under the debt securities of the series will, to the extent provided as described in the base prospectus under “— Payment of Additional Amounts with Respect to the Debt Securities”, be payable in respect of any taxes imposed by the jurisdiction in which the successor entity is organized, rather than taxes imposed by The Netherlands, subject to exceptions equivalent to those that apply to any obligation to pay additional amounts in respect of taxes imposed by The Netherlands. However, if we make payment under this guarantee, we shall also be required to pay additional amounts related to taxes (subject to the exceptions set forth in “— Payment of Additional Amounts with Respect to the Debt Securities” in the base prospectus) imposed by The Netherlands due to this guarantee payment. A subsidiary that assumes our obligations will also be entitled to redeem the debt securities of the relevant series in the circumstances described under “— Redemption and Repayment” above with respect to any change or amendment to, or change in the official application of the laws or regulations of the assuming corporation’s jurisdiction of incorporation as long as the change or amendment occurs after the date of the subsidiary’s assumption of our obligations.
Tax authorities, including the U.S. Internal Revenue Service, might deem an assumption of our obligations as described above to be an exchange of the existing debt securities for new debt securities, resulting in a recognition of taxable gain or loss and possibly other adverse tax consequences. Investors should consult their tax advisors regarding the tax consequences of such an assumption. If we merge, consolidate or sell our assets substantially in their entirety, neither we nor any successor would have any obligation to compensate you for any resulting adverse tax consequences relating to your debt securities.
Events of Default and Remedies
Events of Default and Acceleration of Principal
Unless otherwise specified in your prospectus supplement, an “event of default” with respect to any series of debt securities will result only if:
•we are declared bankrupt by a court of competent jurisdiction in The Netherlands (or such other jurisdiction in which we may be organized); or

•an order is made or an effective resolution is passed for our winding-up or liquidation, unless this is done in connection with a merger, consolidation or other form of combination with another company and (a) we are permitted to enter into such merger, consolidation or combination pursuant the provisions described under “— Mergers and Similar Transactions” above or (b) the requisite majority of holders of the relevant series of debt securities, as described under “Modifications of the Indentures—Changes Requiring Majority Approval”, has waived the requirement that we comply with the covenant contained in “— Mergers and Similar Transactions” above.
Upon the occurrence of an event of default, and only in such instance, the entire principal amount of each series of our debt securities will be automatically accelerated, without any action by the trustee or any holder, and will become immediately due and payable together with accrued but unpaid interest, subject to obtaining the approvals described under “—Condition to Redemption or Repurchase” above. The payment of principal of our debt securities will be accelerated only in the event of an event of default (but not the bankruptcy, insolvency or reorganization of any of our subsidiaries). There will be no right of acceleration of the payment of principal of our debt securities if we fail to pay any principal, interest or any other amount (including upon redemption) on such debt securities or in the performance of any of our covenants or agreements contained in such debt securities. No such payment default or performance default will result in an event of default under our debt securities or permit any holders to take action to enforce the debt securities, except as described under “—Limited Remedies for Non-Payment and Breach of Obligations; Trust Indenture Act Remedies” below. Moreover, the exercise of any Dutch Bail-in Power by the relevant resolution authority, as described under “— Agreement and Acknowledgment with Respect to the Exercise of Dutch Bail-in Power” above, will not be an event of default.
Limited Remedies for Non-Payment and Breach of Obligations; Trust Indenture Act Remedies
The sole remedies of the holders of our debt securities and the trustee for our breach of any obligation under the debt securities or the senior debt indenture, as applicable, shall be (1) to demand payment of any principal or interest that we fail to pay when it has become due and payable and, in the case of interest, where such failure continues for at least 30 days (provided that the trustee has provided us with notice of such failure to pay interest at least 15 days prior to the end of such 30-day period), (2) to seek enforcement of any of our other obligations under any debt security, the senior debt indenture (other than any payment obligation) or damages for our failure to satisfy any such obligation, (3) to exercise the remedies described under “—Events of Default” above and (4) to claim in any proceeding relating to our liquidation (upon dissolution (ontbinding) or otherwise), moratorium of payments (surseance van betaling) or bankruptcy (faillissement). The foregoing shall not prevent holders of our debt securities or the trustee from instituting proceedings for our bankruptcy.
Notwithstanding the foregoing, (1) the trustee shall have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the holders of our debt securities under the provisions of the senior debt indenture and (2) nothing shall impair the right of a holder of our debt securities under the Trust Indenture Act, absent such holder’s consent, to sue for any payment due but unpaid with respect to its debt securities.
No Other Remedies
Other than the limited remedies specified herein under “Limited Remedies for Non-Payment and Breach of Obligations; Trust Indenture Act Remedies” above, no remedy against us will be available to the trustee (acting on behalf of the holders of our debt securities) or holders of our debt securities whether for the recovery of amounts owing in respect of such debt securities or under the senior debt indenture or in respect of any breach by us of any of our obligations under or in respect of the terms of our debt securities or the senior debt indenture in relation thereto; provided, however, that such limitation shall not apply to our obligations to pay the fees and expenses of, and to indemnify, the trustee (including fees and expenses of trustee’s counsel).
Trustee’s Duties
In case of a default under any series of our debt securities, the trustee shall exercise such of the rights and powers vested in it by the senior debt indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. For these purposes, a “default” shall occur upon (i) the occurrence of an event of default, (ii) failure by us to pay any principal or interest when it has become due and payable and, in the case of interest, where such failure continues for at least 30 days (provided that the trustee has provided us with notice of such failure to pay interest at least 15 days prior to the end of such 30-day period) or (iii) breach by us of any term, obligation or commitment (other than any payment obligation) binding on us under the relevant series of debt securities or the senior debt indenture. Holders of a majority of the aggregate principal amount of the outstanding debt securities of a series may waive any past default specified in clause (iii) in the preceding sentence but may not waive any past default specified in clauses (i) and (ii) in the preceding sentence. For the avoidance of doubt, the exercise of any Dutch Bail-in Power by the relevant resolution authority, as described under “— Agreement and Acknowledgment with Respect to the Exercise of Dutch Bail-in Power” above, will not be a default for these purposes.
If a default occurs and is continuing with respect to any series of our debt securities, the trustee will have no obligation to take any action at the direction of any holders of such series of the debt securities, unless they have offered the trustee security or indemnity satisfactory to the trustee in its sole discretion. The holders of a majority in aggregate principal amount of the outstanding debt securities of a series shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of the debt securities. However, this direction (a) must not be in conflict with any rule of law or the senior debt indenture, as applicable and (b) must not be unjustly prejudicial to the holder(s) of such series of the debt securities not taking part in the direction, in the case of either (a) or (b) as determined by the trustee in its sole discretion. The trustee may also take any other action, not inconsistent with the direction, that it deems proper.
The trustee is required to, within 90 days of a default with respect to the debt securities of any series, give to each affected holder of the debt securities of the affected series notice of any default known to a responsible officer of the trustee, unless the default has been cured or waived. However, the trustee will be entitled to withhold notice if a trust committee of responsible officers of the trustee determine in good faith that withholding of notice is in the interest of the holders.
The trustee makes no representations, and shall not be liable with respect to, any information set forth in this prospectus.
Limitation on Suits
Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, all of the following must occur:
•the holder must give the trustee a written notice that a default has occurred and remains uncured;

•the holders of 25% in outstanding principal amount of the debt securities must make a written request that the trustee take action because of the default;

•such holder must offer indemnity satisfactory to the trustee in its sole discretion against the cost and other liabilities of taking that action;

•the trustee must not have taken action for 60 days after receipt of the above notice and offer of security or indemnity; and

•the trustee must not have received an inconsistent direction from the majority in principal amount of the debt securities during that period.
Notwithstanding any contrary provisions, nothing shall impair the right of a holder of the debt securities under the Trust Indenture Act, absent such holder’s consent, to sue for any payments due but unpaid with respect to the debt securities.
Modifications of the Indentures

There are four types of changes we can make to a particular indenture and the debt securities issued thereunder.
Changes Requiring Each Holder’s Approval
First, there are changes that we or the trustee cannot make without the approval of each holder of a debt security affected by the change under a particular indenture. We cannot:
•change the stated maturity, if any, for any principal or interest payment on a debt security;

•reduce the principal amount, the amount payable on acceleration of the maturity after an event of default, the interest rate or the redemption price or any premium for a debt security;

•change our obligation to pay additional amounts in respect of a debt security;

•permit redemption of a debt security if not previously permitted;

•modify the provisions of the indenture with respect to the subordination of the debt securities in a manner adverse to holders;

•impair any right a holder may have to require repayment or conversion of its debt security;

•change the currency of any payment on a debt security other than as permitted by the debt security;

•change the place of payment on a debt security, if it is in non-global form;

•impair a holder’s right to sue for payment of any amount due on its debt security;

•reduce the percentage in principal amount of the debt securities and any other affected series of debt securities, taken together, the approval of whose holders is needed to change the indenture or the debt securities;

•reduce the percentage in principal amount of the debt securities and any other affected series of debt securities, taken separately or together, as the case may be, the consent of whose holders is needed to waive our compliance with the applicable indenture or to waive defaults; and

•change the provisions of the applicable indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected debt security.
Changes Not Requiring Approval
The second type of change does not require any approval by holders of the debt securities. These changes are limited to clarifications and changes that would not adversely affect the debt securities in any material respect. Nor do we need any approval to make any change that affects only debt securities to be issued under the applicable indenture after the changes take effect.
We may also make changes or obtain waivers that do not adversely affect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the approval of the holder of that debt security; we need only obtain any required approvals from the holders of the affected debt securities or other debt securities.
Changes Requiring Majority Approval
Any other change to either indenture and the debt securities issued under that indenture would require the following approval:
•if the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of the relevant series of debt securities; or

•if the change affects more than one series of debt securities issued under an indenture, it must be approved by the holders of a majority in principal amount of the series affected by the change, with all affected series voting together as one class for this purpose (and of any series that by its terms is entitled to vote separately as a series, as described below).
In each case, the required approval must be given by written consent.
The same majority approval would be required for us to obtain a waiver of any of our covenants in either indenture. Our covenants include the promises we make about merging which we describe above under “— Mergers and Similar Transactions.” If the holders agree to waive a covenant, we will not have to comply with it. A majority of holders, however, cannot approve a waiver of any provision in a particular debt security, or in the applicable indenture as it affects that debt security, that we cannot change without the approval of each holder of that debt security as described above in “— Changes Requiring Each Holder’s Approval” unless that holder approves the waiver.
Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the applicable indenture or the debt securities or request a waiver.

AMERICAN DEPOSITARY SHARES
This section will summarize all of the material provisions of the Amended and Restated Deposit Agreement, dated as of October 4, 2018, as amended by Amendment No. 1, dated November 19, 2021, pursuant to which the American depositary receipts (which we refer to as ADRs) are to be issued among ING, JPMorgan Chase Bank, N.A., as depositary, and the holders from time to time of ADRs. We refer to this agreement as the “deposit agreement.” We do not, however, describe every aspect of the deposit agreement, which has been filed, along with Amendment No. 1, as exhibits to Post Effective Amendment No. 1 to ING’s registration statement on Form F-6 on November 19, 2021. You should read the deposit agreement for a more detailed description of the terms of the ADRs. Additional copies of the deposit agreement are available for inspection at the principal office of the depositary in New York, which is presently located at 383 Madison Avenue, Floor 11, New York, New York, 10179.
American Depositary Receipts
The depositary will issue ADRs evidencing American depositary shares (which we refer to as ADSs) pursuant to the deposit agreement. Each ADS will represent one ordinary share. Only persons in whose names ADRs are registered on the books of the depositary will be treated by the depositary and us as holders of ADRs. Unless certificated ADRs are specifically requested by you, all ADSs will be issued on the books of our depositary in book-entry form and periodic statements will be mailed to you which reflect your ownership interest in such ADSs. In our description, references to American depositary receipts or ADRs shall include the statements you will receive which reflect your ownership of ADSs.
You may hold ADSs either directly or indirectly through your broker or other financial institution. If you hold ADSs directly, by having an ADS registered in your name on the books of the depositary, you are an ADR holder. This description assumes you hold your ADSs directly. If you hold the ADSs through your broker or financial institution nominee, you must rely on the procedures of such broker or financial institution to assert the rights of an ADR holder described in this section. You should consult with your broker or financial institution to find out what those procedures are.
Pursuant to the terms of the deposit agreement, registered holders of ADRs and all persons holding any interest in ADRs and/or ADSs will be subject to any applicable disclosure requirements regarding acquisition and ownership of ordinary shares as are applicable pursuant to the terms of our articles of association or other provisions of or governing the ordinary shares. See “Ordinary Shares — Obligations of shareholders to disclose holdings” above for a description of such disclosure requirements applicable to ordinary shares and the consequences of noncompliance as of the date of this prospectus. In order to enforce such disclosure requirements, we reserve the right to instruct ADR holders to deliver their ADSs for cancellation and withdrawal of the deposited securities so as to permit us to deal directly with the holder thereof as a holder of ordinary shares, and, by being a holder of an ADR, ADR holders are contractually agreeing to comply with such instructions. The depositary has agreed, subject to the terms and conditions of the deposit agreement, to cooperate with ING in its efforts to inform ADR holders of any exercise by us of our rights to instruct ADR holders to deliver their ADSs for cancellation, and to consult with and provide us with reasonable assistance without risk, liability or expense on the part of the depositary, on the manner or manners in which we may enforce such rights with respect to any ADR holder.
The depositary will keep, at its transfer office, (i) a register for the registration, registration of transfer, combination and split-up of ADRs, which at all reasonable times will be open for inspection by holders of ADRs and us for the purpose of communicating with holders in the interest of our business or a matter relating to the deposit agreement and (ii) facilities for the delivery and receipt of ADRs.
Deposit, Transfer and Withdrawal
The depositary has agreed that upon delivery of our ordinary shares (or rights to receive our ordinary shares from us or any registrar, transfer agent, clearing agency or other entity recording ordinary share ownership or transactions for us) to their custodian, which is currently ING Bank N.V., and in accordance with the procedures set forth in the deposit agreement, the depositary will issue ADRs for delivery at its designated transfer office.
Upon surrender at the office of the depositary of an ADR for the purpose of withdrawal of the deposited securities represented by the ADSs evidenced by such ADR, and upon payment of the fees, governmental charges and taxes provided in the deposit agreement, and subject to the terms and conditions of the deposit agreement, the holder of such ADR will be entitled to delivery to such holder or upon such holder’s order, as permitted by applicable law, of the amount of deposited securities at the time represented by the ADS evidenced by such ADR. The custodian will ordinarily deliver such deposited securities at or from its office. The forwarding of deposited securities for delivery at any other place specified by the holder will be at the risk and expense of the holder.
Dividends, Other Distributions and Rights
To the extent practicable, the depositary will distribute to you, in proportion to the number of ADSs you hold, any U.S. dollars available to the depositary resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution that it receives in respect of the deposited securities. Such a distribution will be subject to (i) appropriate adjustments for taxes withheld, (ii) the impermissibility or impracticability of such distribution with respect to certain holders and (iii) the deduction of the depositary and/or its agents’ fees and expenses in (1) converting any foreign currency to U.S. dollars by sale or in such other manner as the depositary may determine, to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the depositary may determine, to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. To the extent that the depositary determines in its discretion that any distribution under the terms of the deposit agreement is not practicable with respect to any holder, the depositary may make such distribution as it so deems practicable, including the distribution of foreign currency, securities or property (or appropriate documents evidencing the right to receive foreign currency, securities or property) or the retention thereof as deposited securities with respect to such holder’s ADRs (without liability for interest thereon or the investment thereof). For a description of our dividend policies, see “ Description of Ordinary Shares — Dividends” above.
If any distribution on deposited securities consists of a dividend in, or free distribution of, ordinary shares, the depositary will, to the extent practicable, distribute to you, in proportion to the number of ADSs you hold, additional ADRs evidencing an aggregate number of ADSs that represents the amount of ordinary shares received as such dividend or free distribution. In lieu of delivering ADRs for fractional ADSs in the event of any such dividend or free distribution, the depositary shall sell the number of ordinary shares represented by the aggregate of such fractions and distribute the net proceeds to holders entitled thereto.
If we offer or cause to be offered to holders of deposited securities any rights to subscribe for additional shares or rights of any nature, the depositary will to the extent practicable distribute warrants or other instruments, in its discretion, representing rights to acquire additional ADRs in respect of any rights that have been made available to the depositary as a result of a distribution on deposited securities, to the extent that we timely furnish to the depositary evidence satisfactory to the depositary that the depositary may lawfully distribute the same. We have no obligation to furnish such evidence, and to the extent that we do not furnish such evidence and the sales of rights are practicable, the depositary will distribute any U.S. dollars available to the depositary from the net proceeds of sales of rights, as in the case of cash, or, to the extent that we do not furnish such evidence and such sales cannot practicably be accomplished by reason of the non-transferability of the rights, limited markets therefor, their short duration, or otherwise, the depositary will distribute nothing (and any rights may lapse).
The depositary will not offer rights to holders having an address in the U.S. unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act with respect to a distribution to all holders or are registered under the provisions of the Securities Act. Notwithstanding any terms of the deposit agreement to the contrary, we shall have no obligation to prepare and file a registration statement in respect of any such rights.
Whenever the depositary shall receive any distribution other than cash, ordinary shares or rights in respect of the deposited securities, the depositary will to the extent practicable distribute securities or property available to the depositary resulting from such distribution to the holders entitled thereto by any means that the depositary may deem equitable and practicable, or, to the extent that the depositary deems distribution of such securities or property to not be equitable and practicable, any U.S. dollars available to the depositary from the net proceeds of sales of such securities or property, as in the case of cash.
Whenever we intend to distribute a dividend payable at the election of the holders of ordinary shares in cash or in additional shares, we shall give notice thereof to the depositary at least 30 days prior to the proposed distribution stating whether or not we wish such elective distribution to be made available to ADR holders. Upon receipt of notice indicating that we wish such elective distribution to be made available to ADR holders, the depositary shall consult with us to determine, and we shall assist the depositary in its determination, whether it is lawful and reasonably practicable to make such elective distribution available to the ADR holders. The depositary shall make such elective distribution available to ADR holders only if (i) we shall have timely requested that the elective distribution is available to ADR holders, (ii) the depositary shall have determined that such distribution is reasonably practicable and (iii) the depositary shall have received satisfactory documentation within the terms of the deposit agreement including, without limitation, any legal opinions of counsel in any applicable jurisdiction that the depositary in its reasonable discretion may request, at our expense. If the above conditions are not satisfied, the depositary shall, to the extent permitted by law, distribute to the ADR holders, on the basis of the same determination as is made in the local market in respect of the ordinary shares for which no election is made, either (x) cash or (y) additional ADSs representing such additional ordinary shares. If the above conditions are satisfied, the depositary shall establish a record date and establish procedures to enable ADR holders to elect the receipt of the proposed dividend in cash or in additional ADSs. We shall assist the depositary in establishing such procedures to the extent necessary. Nothing herein shall obligate the depositary to make available to ADR holders a method to receive the elective dividend in ordinary shares (rather than ADSs). There can be no assurance that ADR holders generally, or any holder in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of ordinary shares.
If the depositary determines that any distribution of property other than cash (including ordinary shares or rights) on deposited securities is subject to any tax which the depositary or the custodian is obligated to withhold, the depositary may dispose of all or a portion of such property in such amounts and in such manner as the depositary deems necessary and practicable to pay such taxes, by public or private sale, and the depositary will distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the holders entitled thereto.
Changes Affecting Deposited Securities
Pursuant to the terms of the deposit agreement, the depositary may, in its discretion, and will if we so reasonably request, amend the ADRs or distribute additional or amended ADRs (with or without calling for the exchange of any ADRs) or cash, securities or property on the record date set by the depositary therefor to reflect any change in par value, split-up, consolidation, cancellation or other reclassification of deposited securities, any share distribution or any distribution other than cash, ordinary shares or rights, which in each case is not distributed to holders or any cash, securities or property available to the depositary in respect of the deposited securities from (and the depositary is authorized to surrender any deposited securities to any person and, irrespective of whether such deposited securities are surrendered or otherwise cancelled by operation of law, rule, regulation or otherwise, to sell by public or private sale any property received in connection with) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all of our assets, and to the extent that the depositary does not so amend the ADRs or make a distribution to holders to reflect any of the foregoing, or the net proceeds thereof, whatever cash, securities or property results from any of the foregoing shall constitute deposited securities and each ADS evidenced by an ADR shall automatically represent its pro rata interest in the deposited securities as then constituted. Promptly upon the occurrence of any of the aforementioned changes affecting deposited securities, we shall notify the depositary in writing of such occurrence and as soon as practicable after receipt of such notice, may instruct the depositary to give notice thereof, at our expense, to holders in accordance with the provisions of the deposit agreement. Upon receipt of such instruction, the depositary shall give notice to the holders in accordance with the terms of the deposit agreement, as soon as reasonably practicable.
Record Dates
The depositary may, after consultation with us if practicable, fix a record date (which, to the extent applicable, shall be as near as practicable to any corresponding record date set by us) for the determination of the holders who shall be responsible for the fee assessed by the depositary for administration of the ADR program and for any expenses provided in the deposit agreement as well as for the determination of the holders who shall be entitled to receive any distribution on or in respect of deposited securities, to give instructions for the exercise of any voting rights, to receive any notice or to act in respect of other matters and only such holders shall be so entitled or obligated.
Voting of Deposited Securities
Subject to the following sentence, as soon as practicable after receipt of notice of any meetings at which the holders of ordinary shares are entitled to vote, or of solicitation of consents or proxies from holders of ordinary shares or other deposited securities, the depositary shall fix the ADS record date in accordance with the deposit agreement in respect of such meeting or solicitation of consent or proxy. The depositary shall, if we request in writing in a timely manner (the depositary having no obligation to take any further action if the request shall not have been received by the depositary at least thirty (30) days’ prior to the date of such vote or meeting) and at our expense and provided no legal prohibitions exist, distribute to holders a notice stating:
i.such information as is contained in such notice and any solicitation materials;

ii.that each holder on the record date set by the depositary therefor will, subject to any applicable provisions of Dutch law, be entitled to instruct the depositary as to the exercise of the voting rights, if any, pertaining to the deposited securities represented by the ADSs evidenced by such holder’s ADRs; and

iii.the manner in which such instructions may be given, including instructions to give a discretionary proxy to a person designated by us.
Upon actual receipt by the ADR department of the depositary of instructions of a holder on such record date in the manner and on or before the time established by the depositary for such purpose, the depositary shall endeavor, insofar as practicable and permitted under the provisions of, or governing, deposited securities, to vote or cause to be voted the deposited securities represented by such holder’s ADRs in accordance with such instructions. The depositary will not itself exercise any voting discretion in respect of any deposited securities. There is no guarantee that holders generally or any holder in particular will receive the notice described above with sufficient time to enable such holder to return any voting instructions to the depositary in a timely manner.
Notwithstanding anything contained in the deposit agreement or any ADR, the depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of deposited securities, distribute to holders of ADRs a notice that provides such holders with, or otherwise publicizes to such holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).
ADR holders are strongly encouraged to forward their voting instructions as soon as possible. Voting instructions will not be deemed received until such time as the ADR department responsible for proxies and voting has received such instructions notwithstanding that such instructions may have been physically received by the depositary prior to such time.
Reports and Other Communications
We have delivered to the depositary, the custodian and any transfer office a copy of all provisions of or governing the ordinary shares and any other deposited securities issued by us or any of our affiliates and, promptly upon any change thereto, we will deliver to the depositary, the custodian and any transfer office, a copy (in English or with an English translation) of such provisions as so changed.
Amendment and Termination of the Deposit Agreement
Subject to the provisions of the deposit agreement, the ADRs and the deposit agreement may at any time be amended by us and the depositary without your consent; provided that any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, SWIFT, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which otherwise prejudices any substantial existing right of yours, will take effect 30 days after notice of any such amendment has been given to ADR holders. Every holder of an ADR at the time any amendment to the deposit agreement so becomes effective will be deemed by continuing to hold such ADRs to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby. In no event may any amendment impair the right of any holder of ADRs to surrender such ADRs and receive the deposited securities represented thereby, except in order to comply with mandatory provisions of applicable law.
Any amendments or supplements which (i) are reasonably necessary (as agreed by us and the depositary) in order for (a) the ADSs to be registered under the Securities Act or (b) the ADSs or our ordinary shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by holders of ADRs, shall be deemed not to prejudice any substantial rights of such holders. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the deposit agreement or the form of ADR to ensure compliance therewith, we and the depositary may amend or supplement the deposit agreement and the form of ADR at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the deposit agreement in such circumstances may become effective before a notice of such amendment or supplement is given to holders of ADRs or within any other period of time as required for compliance. Notice of any amendment to the deposit agreement or form of ADR shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the holders identifies a means for holders to retrieve or receive the text of such amendment (i.e., upon retrieval from the SEC’s, the depositary’s or our website or upon request from the depositary).
The depositary may, and shall at our written direction, terminate the deposit agreement and the ADRs by mailing notice of such termination to the ADR holders at least 30 days prior to the date fixed in such notice for such termination; provided, however, if the depositary shall have (i) resigned as depositary, notice of such termination by the depositary shall not be provided to ADR holders unless a successor depositary shall not be operating under the deposit agreement within 60 days of the date of such resignation, or (ii) been removed as depositary, notice of such termination by the depositary shall not be provided to ADR holders unless a successor depositary shall not be operating under the deposit agreement on the 60th day after our notice of removal was first provided to the depositary. After the date so fixed for termination, the depositary and its agents will perform no further acts under the deposit agreement and the ADRs, except to receive and hold (or sell) distributions on deposited securities and deliver deposited securities being withdrawn. As soon as practicable after the expiration of 6 months from the date so fixed for termination, the depositary shall sell the deposited securities and shall thereafter (as long as it may lawfully do so) hold in a segregated or unsegregated account the net proceeds of such sales, together with any other cash then held by it under the deposit agreement, without liability for interest, in trust for the pro rata benefit of the holders of ADRs not theretofore surrendered. After making such sale, the depositary shall be discharged from all obligations in respect of the deposit agreement and the ADRs, except to account for such net proceeds and other cash. After the date so fixed for termination, we shall be discharged from all obligations under the deposit agreement except for our obligations to the depositary and its agents.
In the event that the depositary resigns, is removed or is otherwise substituted, and a successor thereto is appointed, the successor depositary will promptly mail you notice of such appointment.
Liability of Holder for Taxes
If any tax or other governmental charges (including any penalties and/or interest) become payable by the custodian or the depositary with respect to any ADR, any deposited securities represented by the ADSs evidenced thereby or any distribution thereon, such tax or other governmental charge will be paid by the holder thereof to the depositary and by holding or having held an ADR the holder and all prior holders, jointly and severally, agree to indemnify, defend and hold harmless each of the depositary and its agents in respect thereof. The depositary may refuse to effect any registration, registration of transfer or any split-up or combination of such ADR or any withdrawal of deposited securities underlying such ADR until such payment is made. The depositary may also deduct from any dividends or other distributions or may sell by public or private sale for your account any part or all of the deposited securities underlying such ADR and may apply such dividends, distributions or the proceeds of any such sale to pay any such tax or other governmental charges, and the holder of such ADR shall remain liable for any deficiency, and the depositary shall reduce the number of ADSs evidenced thereby to reflect any such sales of shares. In connection with any distribution to holders, we will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by us; and the depositary and the custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the depositary or the custodian. If the depositary determines that any distribution in property other than cash (including shares or rights) on deposited securities is subject to any tax that the depositary or the custodian is obligated to withhold, the depositary may dispose of all or a portion of such property in such amounts and in such manner as the depositary deems necessary and practicable to pay such taxes, by public or private sale, and the depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the holders entitled thereto. Each holder of an ADR or an interest therein agrees to indemnify the depositary, us, the custodian and any of their respective officers, directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained, which obligations shall survive any transfer or surrender of ADSs or the termination of the deposit agreement.
Transfer of American Depositary Receipts
The ADRs are transferable on the books of the depositary, provided that the depositary may close the transfer books or any portion thereof at any time or from time to time when deemed expedient by it, and may also close the issuance book portion of the transfer books when reasonably requested by us solely in order to enable us to comply with applicable law. As a condition precedent to the issue, registration, registration of transfer, split-up or combination of any ADR, the delivery of any distribution thereon, or withdrawal of any deposited securities, the depositary, we or the custodian may require (i) payment of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to ordinary shares being deposited or withdrawn) and payment of any applicable fees payable by the holders of ADRs under the deposit agreement, (ii) proof of the identity of any signatory and genuineness of any signature, (iii) information as to citizenship or residence, exchange control approval, beneficial ownership of any securities, compliance with applicable law, regulations, provisions of or governing the deposited securities and terms of the deposit agreement and the ADR or other information as it may deem necessary or proper, and (iv) compliance with such regulations as the depositary may establish consistent with the deposit agreement. The issuance, transfer, combination or split-up of ADRs or the withdrawal of deposited securities may be suspended, generally or in particular instances, during any period when the transfer books of the depositary or the books of ING or its agent for the registration and transfer of ordinary shares are closed or if any such action is deemed advisable by the depositary.
Limitations on Liability

Neither the depositary nor we nor any of our respective directors, officers, employees, agents or affiliates will be liable to you if by reason of any provision of any present or future law, rule, regulation, fiat, order or decree of the United States, The Netherlands or any other country or jurisdiction, or of any other governmental or regulatory authority or securities exchange or market or automated quotation system, or by reason of any provision of or governing any deposited securities or any provision of our charter, or by reason of any act of God, war, terrorism, nationalization, expropriation, currency restrictions, work stoppage, strike, civil unrest, revolutions, rebellions, explosions, computer failure or circumstance beyond any such party’s direct and immediate control, the depositary, we or any of our respective directors, employees, agents or affiliates shall be prevented or delayed in performing, or shall be subject to any civil or criminal penalty in connection with, any act which by the terms of the deposit agreement or the ADRs it is provided shall be done or performed by it or them (including, without limitation, voting pursuant to the terms of the ADRs); nor will the depositary, we or any of our respective directors, employees, agents or affiliates incur any liability to you by reason of any exercise of, or failure to exercise, any discretion provided for under the deposit agreement or any ADR (including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable), or for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting ordinary shares for deposit, any ADR holder, or any other person believed by it to be competent to give such advice or information.
Neither we nor the depositary nor any of our respective directors, officers, employees, agents or affiliates assume any obligation or be subject to any liability except to perform its obligations to the extent they are specifically provided under the deposit agreement or the ADRs without gross negligence or willful misconduct. We, the depositary and its agents and may rely and shall be protected in acting upon any written notice, request, direction, instruction or document believed to be genuine and to have been signed, presented or given by the proper party or parties.
The depositary and its agents have no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs, and we and our agents have no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs, which in our opinion may involve us in expense or liability, unless indemnity satisfactory to us against all expense (including fees and disbursements of counsel) and liability is furnished as often as may be required.
The depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system, and shall not have any liability for the price received in connection with any sale of securities, the timing thereof or any delay in action or omission to act, nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale. The depositary shall be under no obligation to inform registered holders of ADRs or any other holders of an interest in any ADSs about the requirements of the laws, rules or regulations or any changes therein or thereto of any country or jurisdiction or of any governmental or regulatory authority or any securities exchange or market or automated quotation system. The depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote. The depositary may rely upon instructions from us or our counsel in respect of any approval or license required for any currency conversion, transfer or distribution. The depositary and its agents may own and deal in any class of our securities and securities or our affiliates and in ADRs. Notwithstanding anything to the contrary set forth in the deposit agreement or an ADR, the depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the deposit agreement, any ADR holder or holders, any ADR or ADRs or otherwise related thereto to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators.
None of us, the depositary or the custodian shall be liable for the failure by any registered holder or beneficial owner of ADRs to obtain the benefits of credits or refunds of non-U.S. tax paid against such holder's or beneficial owner's income tax liability. Neither we nor the depositary shall incur any liability for any tax or tax consequences that may be incurred by registered holders or beneficial owners of ADRs on account of their ownership or disposition of the ADRs or ADSs.
The depositary shall not incur any liability for the content of any information submitted to it by or on our behalf for distribution to the ADR holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the deposited securities, for the validity or worth of the deposited securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the deposit agreement or for the failure or timeliness of any notice from us. The depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary, unless a liability is directly caused by the previous gross negligence or willful misconduct of the depositary or its directors, officers, employees, agents or affiliates acting in their capacities as such under the deposit agreement.
Neither we nor the depositary nor any of our respective agents shall be liable to registered holders of ADRs or beneficial owners of interests in ADSs for any indirect, special, punitive or consequential damages (including, without limitation, legal fees and expenses) or lost profits, in each case of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought.
The depositary shall not be responsible for, and shall incur no liability in connection with or arising from any act or omission to act on the part of the custodian except to the extent that (i) such custodian was not us or one of our affiliates when such act or omission occurred and (ii) a holder has incurred liability directly as a result of the custodian having (a) committed fraud or willful misconduct in the provision of custodial services to the depositary or (b) failed to use reasonable care in the provision of custodial services to the depositary as determined in accordance with the standards prevailing in the jurisdiction in which the custodian is located. As long as we or one of our affiliates is serving as the custodian with respect to the deposit agreement we shall be solely liable for each and any act or failure to act on the part of the custodian.
No disclaimer of liability under the Securities Act of 1933 or the Securities Exchange Act of 1934, to the extent applicable, is intended by any provision of the Deposit Agreement.

Governing Law, Submission to Jurisdiction and Waiver of Right to Trial by Jury
The deposit agreement is governed by and construed in accordance with the laws of the State of New York.
We have irrevocably agreed that any legal suit, action or proceeding against us brought by the depositary or any holder, arising out of or based upon the deposit agreement or the transactions contemplated thereby, may be instituted in any state or federal court in New York, New York, and irrevocably waive any objection which we may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. We have also irrevocably agreed that any legal suit, action or proceeding against the depositary brought by us, arising out of or based upon the deposit agreement or the transactions contemplated thereby, may only be instituted in a state or federal court in New York, New York.
Each holder or beneficial owner of ADSs and each holder of interests therein, has irrevocably agreed that any legal suit, action or proceeding against or involving us or the depositary, arising out of or based on the deposit agreement, the ADSs, or the transactions contemplated thereby, may only be instituted in a state or federal court in New York, New York, and each such party has irrevocably waived any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.
Each party to the deposit agreement, including each holder and beneficial owner and/or holder of interests in ADRs, irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any suit, action or proceeding against the depositary and/or us directly or indirectly arising out of or relating to the ordinary shares or other deposited securities, the ADSs or the ADRs, the deposit agreement or any transaction contemplated therein, or the breach thereof, whether based on contract, tort, common law or any other theory.
Appointment
In the deposit agreement, each registered holder of ADRs and each person holding an interest in ADSs, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the deposit agreement shall be deemed for all purposes to:
i.be a party to and bound by the terms of the deposit agreement and the applicable ADR(s), and

ii.appoint the depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the deposit agreement and the applicable ADR(s), to adopt any and all procedures necessary to comply with applicable law and to take such action as the depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the deposit agreement and the applicable ADR(s), the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.